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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/X/  Preliminary proxy statement
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             CARDINAL HEALTH, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:
     (5)Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement no.:
     (3) Filing party:
     (4) Date filed:

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
                            [CARDINAL HEALTH LOGO]


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 14, 1995

                            ------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Cardinal Health, Inc., an Ohio corporation (the "Company"), will be held at the Company's corporate offices at 655 Metro Place South, 4th Floor, Dublin, Ohio, on Tuesday, November 14, 1995, at 8:00 a.m. local time, for the following purposes:

     1. To elect four Directors, each to serve for a term of three years and until his successor is duly elected and qualified;

     2. To vote on a proposal to adopt an amendment to the Company's Articles of Incorporation to increase the number of authorized Company Common Shares, without par value, from sixty million to one hundred million;

     3. To vote on a proposal to adopt the Cardinal Health, Inc. Equity Incentive Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record on September 29, 1995, are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     By Order of the Board of Directors.

                                          GEORGE H. BENNETT, JR., Secretary

October 6, 1995

     SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            [CARDINAL HEALTH LOGO]

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cardinal Health, Inc., an Ohio corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, November 14, 1995, at the Company's corporate offices at 655 Metro Place South, 4th Floor, Dublin, Ohio, at 8:00 a.m. local time and at any adjournment or postponement thereof. This statement and the accompanying proxy, together with the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1995, are first being sent to shareholders on or about October 6, 1995.

     The close of business on September 29, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At that date, the Company had outstanding common shares, without par value ("Common Shares"). Holders of Common Shares are entitled to one vote per share for the election of Directors and upon all matters on which shareholders are entitled to vote.

     The address of the Company's principal executive office is 655 Metro Place South, Suite 925, Dublin, Ohio 43017.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of twelve members, divided into one class of five members, one class of four members, and a third class of three members. The Company's Restated Code of Regulations, as amended, provides that the number of Directors may be increased or decreased by action of the Board of Directors upon the majority vote of the Board, but in no case shall the number of Directors be fewer than nine or more than fourteen without an amendment approved by the affirmative vote of the holders of not less than 75% of the shares having voting power with respect to that proposed amendment. In order to create more evenly-sized classes of Directors, the Board has taken action so that immediately following the Annual Meeting, the size of the Board will decrease from twelve to eleven members. This will create two classes of four members each and one class of three members. Michael E. Moritz, whose term as a Director expires at the Annual Meeting, is not seeking re-election and is not being replaced on the Board.

     At the meeting, Common Shares represented by proxies, unless otherwise specified, will be voted for the election of the four nominees hereinafter named, each to serve for a term of three years and until his successor is duly elected and qualified. If, by reason of death or other unexpected occurrence, any one or more of the nominees should not be available for election, the proxies will be voted for the election of such substitute nominee(s) as the Board of Directors may propose. Proxies may not be voted at the Annual Meeting for a greater number of persons than the four nominees named in this proxy statement, although additional nominations may be made by shareholders at the meeting.

     If notice in writing is given by any shareholder entitled to vote at the Annual Meeting to the President, a Vice-President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that such shareholder desires that the voting for election of Directors be cumulative, and if an announcement of the giving of such notice is made upon the convening of such meeting by the Chairman or Secretary, or by or on behalf of the shareholder giving such notice, each shareholder entitled to vote at the Annual Meeting shall have the right to cumulate such voting power as he possesses at such election and to give one nominee a number of votes equal to the number of Directors to be elected multiplied by the number of shares he holds, or to distribute his votes on the same basis among two or more nominees, as he sees fit. If voting for the election of Directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many of the four nominees named below as possible. Under Ohio law and the Company's Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against election of any nominee.

     Listed below are the names of those persons nominated for election as Directors of the Company (each is currently a Director of the Company), and of the Directors of the Company whose terms of office will continue after the meeting, their principal occupations, other directorships (which are shown parenthetically), ages as of the date of this proxy statement, the year in which each first became a Director of the Company or the Company's predecessor in interest, and the year in which each such Director's term as a Director will expire:

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                              DIRECTOR      TERM
          NAME            AGE             PRINCIPAL OCCUPATION(1)              SINCE      EXPIRES
------------------------- ---    ------------------------------------------   --------    --------
Robert L. Gerbig......... 50     President and Chief Executive Officer of       1975        1995
                                 Gerbig, Snell/Weisheimer & Associates,
                                 Inc., an advertising agency.
George R. Manser......... 64     Chairman of Uniglobe Travel (Capital           1977        1995
                                 Cities) Inc., a travel planning services
                                 company (AmeriLink Corporation, Hallmark
                                 Financial Services, Inc., and State Auto
                                 Financial Corporation).
Jerry E. Robertson....... 62     Retired Executive Vice President of the        1991        1995
                                 Life Sciences Sector and Corporate
                                 Services of Minnesota Mining &
                                 Manufacturing Company, a manufacturer of
                                 industrial commercial, health care and
                                 consumer products (Manor Care, Inc.,
                                 Allianz Life Insurance Company of North
                                 America, Coherent, Inc., Haemonetics
                                 Corporation, Life Technologies, Inc. and
                                 Steris Corporation).
Melburn G. Whitmire...... 56     Vice Chairman of the Company. (2)              1994        1995

          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

                                                                              DIRECTOR      TERM
          NAME            AGE             PRINCIPAL OCCUPATION(1)              SINCE      EXPIRES
------------------------- ---    ------------------------------------------   --------    --------
John F. Finn............. 47     Chairman and Chief Executive Officer of        1994        1997
                                 Gardner, Inc., an outdoor power equipment
                                 distributor.
John F. Havens........... 68...  Retired Chairman and Director Emeritus of      1979        1997
                                 Banc One Corporation, a bank holding
                                 company (Worthington Industries, Inc.).
Regina E. Herzlinger..... 51     Professor, Harvard University Graduate         1995(3)     1996
                                 School of Business Administration (C.R.
                                 Bard, Inc., Deere & Company, Manor Care,
                                 Inc., Schering-Plough Corporation)
John C. Kane............. 55     President and Chief Operating Officer of       1993        1996
                                 the Company. (2)

                                                                              DIRECTOR      TERM
          NAME            AGE             PRINCIPAL OCCUPATION(1)              SINCE      EXPIRES
------------------------- ---    ------------------------------------------   --------    --------
John B. McCoy............ 52     Chairman and Chief Executive Officer of        1987        1996
                                 Banc One Corporation, a bank holding
                                 company (Banc One Corporation, Federal
                                 Home Loan Mortgage Corporation, Tenneco
                                 Incorporated and Ameritech Corporation).
L. Jack Van Fossen....... 58     Retired President and Chief Executive          1983        1997
                                 Officer of Red Roof Inns, Inc., a lodging
                                 company (The Scotts Company).
Robert D. Walter......... 50     Chairman and Chief Executive Officer of        1971        1997
                                 the Company (Banc One Corporation,
                                 Columbia/HCA Healthcare Corporation,
                                 Westinghouse Electric Corporation). (2)

---------------

(1) Each of the above Directors, except Messrs. Kane, Manser, Van Fossen, and Whitmire, either has had the positions shown or has had other executive positions with the same employer for more than five years. Mr. Kane, prior to joining the Company in February 1993, was employed by Abbott Laboratories, a pharmaceutical and health care products manufacturer, where he served most recently as president of the Ross Laboratories Division. Mr. Manser, prior to his retirement in June 1994, was a director and Chairman of the Board of North American National Corporation, an insurance holding company. Mr. Van Fossen retired from Red Roof Inns in June 1995. Mr. Whitmire was named to his additional post as Vice Chairman of the Company in February, 1994 following the Company's merger transaction with Whitmire Distribution Corporation ("Whitmire"), while retaining his title as Chairman, President, and Chief Executive Officer of Whitmire.

(2) Messrs. Kane, Walter and Whitmire are officers and directors of various subsidiaries of the Company.

(3) Mrs. Herzlinger was appointed to the Board on August 15, 1995. She replaced Dr. James L. Heskett, who resigned as of that date.

     Four regular meetings and one special meeting of the Company's Board of Directors were held during the fiscal year ended June 30, 1995. Each Director attended 75% or more of the meetings of the Board and Board committees on which he served.

     Messrs. Manser, McCoy, Walter and Whitmire are the current members of the Board's Executive Committee, which is empowered to exercise all powers and perform all duties of the Board of Directors when the Board is not in session other than the authority to fill vacancies among the Directors or in any committee of the Directors. The Executive Committee did not meet during the last fiscal year, but acted numerous times by written action without a meeting pursuant to Ohio law.

     Messrs. Finn and Van Fossen, Mrs. Herzlinger and Dr. Robertson are the current members of the Board's Audit Committee, which is empowered to exercise all powers and authority of the Board of Directors with respect to the Company's annual audit, accounting policies, financial reporting and internal controls. The Audit Committee met four times during the last fiscal year.

     Messrs. Havens, Manser, and McCoy are the current members of the Board's Compensation and Personnel Committee, which is empowered to exercise all powers and authority of the Board of Directors with respect to compensation of the employees of the Company, sales to employees of stock in the Company, or grants to employees of options to purchase stock in the Company. The Compensation and Personnel Committee met three times during the last fiscal year and acted several times by written action without a meeting pursuant to Ohio law.

     The Company's Board of Directors does not have a nominating committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BUSINESS TRANSACTIONS

     A property which includes parts of the Company's former Columbus food distribution center is leased by the Company from a limited partnership in which the general partner is Mr. Walter and the limited partners include Messrs. Walter and Moritz and certain affiliates of Mr. Havens. The Company has subleased this property to third parties at rentals substantially in excess of the rentals it is required to pay to the limited partnership. The initial term of the Company's lease expired February 29, 1984, and the lease is currently in its second ten-year renewal term. The Company has options to renew the lease for two additional ten-year terms. The rent payable by the Company is $92,000 per annum during each of the first two renewal terms, and the fair rental value of the premises during each of the last two renewal terms. The Company has a first-refusal option to purchase the premises in the event the limited partnership proposes to sell the premises to a third party. In the opinion of management, the transactions described above are on terms at least as favorable as could be obtained from unaffiliated third parties.

TRANSACTIONS IN CONNECTION WITH THE WHITMIRE MERGER

     In connection with the Company's merger with Whitmire in February, 1994 (the "Whitmire Merger"), the Company granted to Mr. Whitmire, the Vice Chairman and a Director of the Company, Apollo Investment Fund, L.P. ("Apollo"), and Chemical Equity Associates ("Chemical") (collectively, the "Whitmire Stockholders") certain rights to require the Company to register under the Securities Act of 1933, as amended (the "Securities Act"), Common Shares held by them. Mr. Whitmire was granted such registration rights relating to an aggregate of 668,000 Common Shares, all of which he continues to hold, along with certain stock options received by Mr. Whitmire in the Whitmire Merger (of which he continues to hold an aggregate of 97,333 Common Shares). Apollo and Chemical have sold all of the Common Shares previously held by them and, accordingly, have no continuing registration rights. The rights granted to Mr. Whitmire are contained in the Registration Rights Agreement dated as of October 11, 1993, as amended (the "Registration Rights Agreement"), among the Company, the Whitmire Stockholders, and Mr. Walter, Chairman of the Company. Under the provisions of the Registration Rights Agreement, Mr. Whitmire is entitled to require the Company to file a registration statement under the Securities Act with the Securities and Exchange Commission covering the sale of his shares (a "Required Registration") up to seven times in the period ending April 25, 1999, unless earlier terminated or extended as provided below. He may only request up to four Required Registrations during the period ending April 25, 1997. However, because the other Whitmire Stockholders no longer have any rights under the Registration Rights Agreement, and because Required Registration Rights are triggered by certain minimum shareholdings, it is anticipated that Mr. Whitmire would be able to effect not more than one Required Registration. Under the Registration Rights Agreement, the Company pays all expenses incurred in connection with Required Registrations, exclusive of the fees and expenses of counsel for Whitmire Stockholders. Mr. Whitmire will be responsible for any underwriters' discounts and commissions attributable to the sale of his Common Shares. The Registration Rights Agreement also provides that Mr. Whitmire has the right to include his Common Shares in registration statements filed by the Company in connection with primary or secondary offerings for cash (with certain exceptions). The Registration Rights Agreement also limits the grant by the Company of additional registration rights.

     In September 1994, the Company effected an offering of Common Shares. Mr. Whitmire, Gary E. Close, the Company's Executive Vice President -- Western Group, and James E. Clare, the Company's Executive Vice President -- Southern Group, participated in the offering as selling shareholders. The Company paid all expenses incurred in connection with the offering, except for a portion of the underwriting fees attributable to the sale of Common Shares by Messrs. Whitmire, Close and Clare. The Company reimbursed Messrs. Whitmire, Close and Clare, $75,000, $20,000 and $9,000, respectively, for a portion of the underwriting fees incurred as a result of their participation in the offering.

     During the fiscal year ended June 30, 1995, Gerbig, Snell/Weisheimer & Associates, Inc., of which Mr. Gerbig, a Director of the Company, is President and Chief Executive Officer, provided advertising services to the Company and its subsidiaries for which the Company and its subsidiaries paid an aggregate of approximately $160,800.

     In the opinion of management, the items described above are on terms at least as favorable as could be obtained from unaffiliated third parties.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of September 20, 1995, by: (a) Company Directors; (b) each other person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares; (c) the Company's Chief Executive Officer and the other four most highly compensated executive officers named in the Summary Compensation Table; and (d) the Company's executive officers and Directors as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all Common Shares set forth opposite their names.

                                                                    NUMBER OF         PERCENT
                                                                  COMMON SHARES         OF
                   NAME OF BENEFICIAL OWNER                     BENEFICIALLY OWNED     CLASS
--------------------------------------------------------------- ------------------    -------
Robert D. Walter (1)(2)(3).....................................                             %
FMR Corp. (4)..................................................
Melburn G. Whitmire (3)(5).....................................
Michael E. Moritz (1)(6).......................................
John C. Kane (3)...............................................                            *
George R. Manser (7)...........................................                            *
Robert L. Gerbig (7)...........................................                            *
John B. McCoy (7)(8)...........................................                            *
L. Jack Van Fossen (7).........................................                            *
Regina E. Herzlinger (7).......................................                            *
John F. Havens (7).............................................                            *
Jerry E. Robertson (7).........................................                            *
John F. Finn (7)(9)............................................                            *
Daniel P. Finkelman (3)........................................                            *
David Bearman (3)..............................................                            *
All Executive Officers and Directors as a Group (10)(20
  Persons).....................................................                             %

---------------

 (1) Mr. Walter's address is 655 Metro Place South, Suite 925, Dublin, Ohio 43017. Mr. Walter, Edward D. Esping and members of his family (the "Espings"), and Mr. Moritz are parties to a Shareholders Agreement dated July 13, 1984, as amended (the "Shareholders Agreement"), pursuant to which they have agreed to act jointly in voting certain Common Shares (the "Pooled Shares") owned by each of them in a manner determined desirable by the holders of a majority of the Pooled Shares. The Pooled Shares are owned as follows: Mr. Walter -- 2,431,824 shares; the Espings -- 143,505 shares; and Mr. Moritz -- 518,398 shares. Since Mr. Walter owns a majority of the Pooled Shares, he controls the voting of the Pooled Shares. The Pooled Shares are subject to a right of first refusal in favor of the owners of the remaining Pooled Shares. The terms of the Shareholders Agreement continue through September 14, 1999, unless earlier terminated by, among other things, the decision by then-holders of a majority of the Pooled Shares, any event which results in Mr. Walter not owning a majority of the Pooled Shares, or the release from the Shareholders Agreement of more than 50% of the original Pooled Shares. Mr. Walter has sole investment power with respect to the 2,431,824 Pooled Shares he owns of record and, as a result of the Shareholders Agreement, he has shared voting power with respect to all the Pooled Shares (which include such 2,431,824 shares).

 (2) Bank One Trust Company, N.A. is the trustee of separate trusts (the "Walter Trusts") for the benefit of each of Mr. Walter's three children. Each such trust owns 45,897 Common Shares. Mr. Walter has no voting or investment power over the Common Shares held in the referenced trusts. Common Shares listed as being beneficially owned by Mr. Walter exclude the 137,691 Common Shares owned by the Walter Trusts, and Mr. Walter disclaims beneficial ownership of such Common Shares.

 (3) Common Shares and the percent of class listed as being beneficially owned by the Company's named executive officers include outstanding options to purchase Common Shares which are exercisable within 60 days of September 20, 1995, as follows: Mr. Walter -- 71,625 shares; Mr. Kane -- 0 shares; Mr. Whitmire -- 0 shares; Mr. Bearman -- 29,052 shares; and Mr.
     Finkelman -- 0 shares.

 (4) Based on information provided to the Company from FMR Corp. by letter dated September 5, 1995. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

 (5) Includes 4,801 Common Shares held by Mr. Whitmire and his wife as custodian for the benefit of their minor daughter.

 (6) Mr. Moritz has sole investment power with respect to all but 10,000 Common Shares listed as being beneficially owned by him in the table above, which 10,000 shares are held by a family partnership of which Mr. Moritz and his spouse are general partners and over which he has shared investment and voting power. As a result of the Shareholders Agreement described in Note
     (1), above, Mr. Moritz has shared voting power with respect to the Pooled Shares owned by him.

 (7) Common Shares and the percent of class listed as being beneficially owned by the listed Company Directors (except for Messrs. Kane, Walter and Whitmire) include outstanding options to purchase Common Shares which are exercisable under the Company's Directors' Stock Option Plan as follows:
     Dr. Robertson -- 9,148 shares; Mr. Finn -- 2,865 shares; Mrs.
     Herzlinger -- 1,895 shares; and each other listed Director (except for Messrs. Kane, Walter and Whitmire) -- 11,212 shares.

 (8) Includes 2,827 Common Shares which are held by Mr. McCoy in trust for the benefit of his children, but does not include Common Shares owned by Banc One Corporation or its subsidiaries (including the 137,691 Common Shares owned by the Walter Trusts).

 (9) Includes 5,618 Common Shares held jointly by Mr. Finn and his wife, 306 Common Shares held in his wife's individual retirement account, and 62 Common Shares held for the benefit of each of Mr. Finn's two minor children.

(10) Common Shares and percent of class listed as being beneficially owned by all executive officers and Directors as a group include: (a) all Pooled Shares, including those Pooled Shares owned by the Espings and Mr. Moritz; and (b) outstanding options to purchase Common Shares which are exercisable within 60 days of September 20, 1995, but do not include any Common Shares beneficially owned by Banc One Corporation or its subsidiaries (including the 137,691 Common Shares owned by the Walter Trusts).

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is administered by the compensation and personnel committee (the "Compensation Committee") of the Company's Board of Directors, which has responsibility for reviewing all aspects of the compensation program for the executive officers of the Company. The Compensation Committee is comprised of Messrs. McCoy, Havens and Manser. Mr. Finn was a member of the Compensation Committee during the fiscal year ended June 30, 1995, but no longer serves in that capacity. Dr. James L. Heskett, a former member of the Board, was also a member of the Compensation Committee during the fiscal year ended June 30, 1995. Neither Dr. Heskett, Mr. Finn nor any of the Directors presently serving on the Compensation Committee is a current or former employee of the Company and each qualifies as a disinterested person for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Compensation Committee's primary objective with respect to executive compensation is to establish programs which attract and retain key managers and align their compensation with the Company's overall business strategies, values, and performance. To this end, the Compensation Committee has established, and the Board of Directors has endorsed, an executive compensation philosophy which includes the following considerations:

          - A "pay-for-performance" orientation that differentiates compensation results based upon corporate, business unit, and individual performance;

          - An emphasis on stock incentives as a significant component of total compensation in order to more closely align the interests of Company executives with the long-term interests of shareholders;

          - An emphasis on total compensation vs. cash compensation, under which base salaries are generally set somewhat below competitive levels but which motivates and rewards Company executives with total compensation (including incentive programs) at or above competitive levels, if performance is superior;

          - Recognition that as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based upon stock and other performance incentives and less on salary and employee benefits; and

          - An appropriate mix of short-term and long-term compensation which facilitates retention of talented executives and encourages Company stock ownership and capital accumulation.

     The primary components of the Company's executive compensation program are:
(a) base salaries; (b) annual cash incentive opportunities; and (c) long-term incentive opportunities in the form of stock options and restricted shares. Each primary component of pay is discussed below.

     Base Salaries. Base salaries for Company executives are generally subject to annual review and adjustment on the basis of individual and company performance, level of responsibility, and competitive, inflationary, and internal equity considerations. The relative weights assigned to each factor vary from executive to executive. The Compensation Committee generally attempts to set base salaries of executive officers at a level which is below the "market" rate, as determined from information gathered by the Company from independent compensation surveys. The companies evaluated for this purpose include but are not the same as those in the Peer Group utilized in the
Shareholder Performance Graph set forth on page   , and represent a broader
spectrum of wholesale, retail and manufacturing companies which the Compensation Committee believes to be a more representative measure of the market for competitive executive talent. With respect to the $527,500 base salary established for Mr. Walter in May 1995 (a 7% increase from his previous base salary determined in April 1994), the Compensation Committee took into account the factors described above for other executive officers, weighting most heavily competitive levels of CEO pay and Mr. Walter's expanded responsibilities associated with the Company's rapid growth.

     Annual Cash Incentives. Company executives are eligible to receive annual cash bonus awards to focus attention on achieving key goals, pursuant to the Company's Management Incentive Plan ("MIP"). Maximum MIP incentive amounts are established each year on an individualized basis, with such amounts varying as a percentage of base salary depending upon each executive's level of responsibility and function. Performance objectives are established for the Company and for each significant business unit within the Company at the beginning of each fiscal year, and are designed to provide competitive incentive pay only for superior performance. These objectives include specific targets for both earnings growth and corporate value creation. The Company met the targets for both of these criteria for the fiscal year ended June 30, 1995. In addition, individual performance objectives are established for each executive which include both specific performance goals and other, more qualitative and developmental, criteria. For managers with primarily staff or corporate responsibilities, 60% of the MIP amount is weighted to achievement of the Company's corporate performance objectives and 40% to achievement of individual performance objectives. For managers with primarily operating unit responsibilities, 50% of the MIP amount is weighted to performance of the relevant business unit, 30% to achievement of individual performance objectives, and 20% to achievement of the Company's corporate performance objectives.

     In determining Mr. Walter's annual bonus of $446,039 for the fiscal year ended June 30, 1995, the Compensation Committee applied the same weighting as described above for other managers with primarily corporate responsibilities (i.e., 60% for Company performance and 40% for individual performance) and took into account the Company's growth in fully diluted earnings per share compared to the Company's targeted earnings growth for the period, certain qualitative factors associated with the Company's financial performance (including the stabilization of gross margins, selling, general and administrative expense improvements, and the Company's superior performance relative to other industry participants), progress made in improving the Company's strategic positioning, and achievement of other individual performance objectives. Bonuses for the Company's other named executive officers were approved by the Committee based on similar corporate, business unit, and individual performance criteria.

     Long-Term Stock Incentives. The Company's Stock Incentive Plan (the "1987 Plan"), which was approved by the Company's shareholders in 1987, is designed to align a significant portion of the executive compensation package with the long-term interests of Company shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. The 1987 Plan provides for the grant of several types of equity-based awards, including both stock options and restricted shares. The new Equity Incentive Plan proposed for adoption by the Company's shareholders at this year's Annual Meeting (see Proposal 2, below), if adopted, will replace the 1987 Plan.

     The Company makes annual grants of stock options to its management personnel, including its executive officers. This annual grant program is designed to provide Company managers, over a number of years, with multiple stock options, each granted with an exercise price equal to the market price for Company shares on the date of the grant. Individual option grants are determined by the Compensation Committee based on a manager's current performance, potential for future responsibility, and salary multiples designed to increase the portion of the total compensation opportunity represented by stock incentives as a manager's level of responsibility increases. Because a primary intent of granting stock options is to encourage positive future performance, when granting options, the Compensation Committee does not consider the number of options granted to an individual in previous years. The Compensation Committee places a relatively heavy emphasis on stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of Company managers with the long-term interests of shareholders.

     Grants of restricted shares are generally limited to the Company's executive officers and other senior management personnel to reward exceptional performance with a long-term benefit in lieu of cash, to facilitate stock ownership, and to deter recruitment of key Company managers by competitors and others. Unlike the Company's stock option program, restricted share grants are not made on an annual or other regularly established basis. Recipients of restricted share grants are subject to restrictions on the disposition of the stock during a period determined by the Compensation Committee at the time of grant. Restricted stock awards are forfeited by their terms if the recipient terminates employment with the Company prior to the expiration of the restricted period.

     Consistent with the Company's philosophy of linking total compensation to stock performance for all of its executive officers, a significant portion of Mr. Walter's overall compensation package is comprised of stock incentives. In March 1995, the Compensation Committee granted Mr. Walter options to purchase 40,330 Common Shares with an exercise price of $49.50 per share as part of the annual option grant normally made to Company executives. In making these grants, the Compensation Committee considered the target range established for the Company's most senior officers, the improvement in the Company's strategic positioning, and Mr. Walter's progress in accomplishing personal objectives. Mr. Walter's options vest on the third anniversary of the grant date and are generally exercisable for a period of seven years following the vesting date consistent with grants made to other option recipients. No restricted share grants were made to Mr. Walter during the fiscal year.

     Impact of 1993 Tax Act Changes. The Budget Reconciliation Act of 1993 (the "Act") amended the Internal Revenue Code of 1986, as amended (the "Code") to add
Section 162(m), which prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year (the "Dollar Limitation"). A covered employee is the chief executive officer of the Company on the last day of the Company's taxable year or is any employee who appears in the Summary Compensation Table by reason of being one of the four most highly compensated executive officers for the taxable year (other than the chief executive officer). As a result of the amount of the Dollar Limitation, exclusions of certain compensation under the 1987 Plan, and salary deferral elections by Mr. Walter, the deductibility of compensation paid in 1995 was not affected by the Act. As a result of the amount of the Dollar Limitation, exclusions of certain compensation under the 1987 Plan and the proposed Equity Incentive Plan (see Proposal 2, below), and salary deferral elections by Mr. Walter, the Committee does not expect the deductibility of compensation paid in fiscal 1996 to be affected by the Act. However, the Committee may consider alternatives to its existing compensation programs in the future with respect to qualifying executive compensation for deductibility.

     Conclusion. As described above, the Company's executive compensation program provides a significant link between total compensation and the Company's performance and long-term stock price appreciation consistent with the compensation philosophies set forth above. This program has been established for a number of years, and has been a significant factor in the Company's growth and profitability and the resulting gains achieved by the Company's shareholders.

                                          John B. McCoy, Chairman
                                          John F. Finn
                                          John F. Havens
                                          George R. Manser

     The following information is set forth with respect to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

                         I. SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                     ANNUAL COMPENSATION
                                              ----------------------------------              AWARDS
                                                                         OTHER       -------------------------       ALL
                                                                         ANNUAL      RESTRICTED     SECURITIES      OTHER
                                  FY-                                   COMPEN-        STOCK        UNDERLYING     COMPEN-
          NAME AND               ENDED         SALARY       BONUS        SATION        AWARDS        OPTIONS        SATION
     PRINCIPAL POSITION           (1)           ($)          ($)         ($)(2)        ($)(3)          (#)          ($)(4)
----------------------------  -----------     --------     --------     --------     ----------     ----------     --------
Robert D. Walter                 1995         $495,649     $446,039        --        $      -0-       40,330       $162,340(5)
Chairman and Chief               1994         $463,458     $333,705        --           336,563       73,963        153,306
Executive Officer             4/1-6/30/93      109,520       76,750        --               -0-          -0-         22,922
                                 1993          424,046      190,000     $102,967            -0-       17,250         23,544
John C. Kane (6)                 1995          393,924      334,799        --               -0-       27,000          9,705
President and Chief              1994          360,789      255,472        --           251,850       51,225         22,298
Operating Officer             4/1-6/30/93       86,250       59,250        --               -0-          -0-            -0-
                                 1993           13,269          -0-        --         1,470,000       68,750            -0-
Melburn G. Whitmire (6)          1995          333,750      283,609        --               -0-       13,350        155,000(7)
Vice Chairman                    1994          120,385      300,000       90,000(8)         -0-          -0-        103,530
David Bearman                    1995          248,154      147,387        --               -0-       12,420          9,705
Executive Vice President         1994          239,989      127,754        --            73,950       24,425         23,545
and Chief Financial Officer   4/1-6/30/93       57,379       31,042        --               -0-          -0-         22,277
                                 1993          223,170       87,000       43,925(9)         -0-        5,000         23,544
Daniel P. Finkelman              1995          222,998      131,631        --               -0-       10,270          7,354
Executive Vice President--       1994           33,846       25,000        --            45,996        6,250            -0-
Marketing (6)

---------------

(1) On March 1, 1994, the Company changed its fiscal year end from March 31 to June 30. As such, the information presented for 1994 and 1995 includes compensation earned, awarded or paid during the fiscal years ended June 30, and the information presented for 1993 includes compensation earned, awarded or paid during the fiscal year ended March 31, 1993. Comparable information is also included for the stub period April 1 through June 30, 1993.

(2) Amounts shown include reimbursements paid by the Company for taxes incurred by the executive.

(3) Aggregate restricted share holdings and values at June 30, 1995, for the named executive officers are as follows: (i) Mr. Walter -- 40,624 shares, $1,919,484; (ii) Mr. Whitmire -- 0 shares; (iii) Mr. Kane -- 44,500 shares, $2,102,625; (iv) Mr. Bearman -- 2,125 shares, $100,406; and (v) Mr.
    Finkelman -- 1,250 shares, $59,062. Dividends are paid on restricted shares at the same rate as all shares of record. The restrictions on all shares granted to the named executive officers, except for Mr. Finkelman, in fiscal year 1994 lapse 50% on the third anniversary of the grant and 50% on the sixth anniversary of the grant. The restrictions on the shares granted to Mr. Finkelman in fiscal year 1994 lapse 20% on January 6 of each of 1997 through 2001. The restrictions on the shares granted to Mr. Kane on February 17, 1993 (fiscal year 1993) lapse 20% on each of the third through seventh anniversaries of the grant; provided that if Mr. Kane's employment with the Company continues through the fifth anniversary of the grant and is thereafter terminated by the Company other than for cause, then the restrictions on the remaining unvested shares shall lapse as of such termination date.

(4) Amounts shown represent Company contributions to the executive's account under the Company's Profit Sharing and Retirement Savings Plan and the Company's Incentive Deferred Compensation Plan in the case of Messrs. Walter
    ($           for fiscal 1995), Kane ($          for fiscal 1995), Bearman
    ($          for fiscal 1995) and Finkelman ($          for fiscal 1995); and
    contributions under the Whitmire Selective Deferred Compensation Plan in the case of Mr. Whitmire ($10,000 for fiscal 1995).

(5) Includes $152,635 for premiums paid by the Company on a split-dollar life insurance arrangement among the Company, Mr. Walter, and a trust for Mr. Walter's family. The Company will recover all such premiums paid by it, plus interest at the rate of 3% per annum, upon the earlier to occur of January 12, 2003, or the death of the survivor of Mr. Walter and his spouse.

(6) Mr. Kane joined the Company in February 1993. Mr. Whitmire joined the Company in February 1994 following the Whitmire Merger. Compensation included in the Summary Compensation Table for Mr. Whitmire excludes all compensation paid by Whitmire prior to the Whitmire Merger. Mr. Finkelman joined the Company in May 1994.

(7) Includes $75,000 for partial reimbursement of underwriting fees in connection with an offering of Common Shares in September 1994. Also
    includes $          for premiums paid by the Company on a split-dollar
    insurance arrangement between the Company and Mr. Whitmire under the Whitmire Selective Deferred Compensation Plan. The Company will recover all such premiums paid by it upon the death of Mr. Whitmire or earlier termination of the Plan.

(8) Includes $90,000 for previously accrued vacation time paid to Mr. Whitmire in connection with the Whitmire Merger.

(9) Includes $34,634 for expenses related to relocation.

                   II. OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                       --------------------------------------------------
                                     PERCENT OF
                       NUMBER OF       TOTAL                                       POTENTIAL REALIZABLE VALUE
                       SECURITIES     OPTIONS                                       AT ASSUMED ANNUAL RATES
                       UNDERLYING    GRANTED TO                                   OF STOCK PRICE APPRECIATION
                        OPTIONS      EMPLOYEES      EXERCISE                           FOR OPTION TERM(3)
                        GRANTED      IN FISCAL       PRICE       EXPIRATION   ------------------------------------
        NAME            (#)(1)        YEAR(2)        ($/SH)        DATE       0% ($)       5% ($)        10% ($)
---------------------  ---------     ----------     --------     --------     ------     ----------     ----------
Robert D. Walter         40,330         9.70%        $49.50      03/06/05      $-0-      $1,255,484     $3,181,644
John C. Kane             27,000         6.49          49.50      03/06/05       -0-         840,518      2,130,037
Melburn G. Whitmire      13,350         3.21          49.50      03/06/05       -0-         415,589      1,053,185
David Bearman            12,420         2.99          49.50      03/06/05       -0-         386,638        979,817
Daniel P. Finkelman      10,270         2.47          49.50      03/06/05       -0-         319,708        810,203

---------------

(1) All options granted during the fiscal year to the named executives were nonqualified stock options and are exercisable on and after March 6, 1998.

(2) Based on 415,850 options granted to all employees during the fiscal year ended June 30, 1995.

(3) These amounts are based on hypothetical appreciation rates of 0%, 5% and 10% and are not intended to forecast the actual future appreciation of the Company's stock price. No gain to optionees is possible without an actual increase in the price of the Company's shares, which increase benefits all of the Company's shareholders.

              III. AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                           VALUE OF
                                                                    NUMBER OF             UNEXERCISED
                                                                   UNEXERCISED           IN-THE-MONEY
                                                                     OPTIONS                OPTIONS
                                                                    AT FY-END              AT FY-END
                                                                       (#)                  ($)(2)
                           SHARES ACQUIRED                        --------------     ---------------------
                             ON EXERCISE       VALUE REALIZED      EXERCISABLE/          EXERCISABLE/
          NAME                   (#)               ($)(1)         UNEXERCISABLE          UNEXERCISABLE
-------------------------  ----------------    --------------     --------------     ---------------------
Robert D. Walter                 -0-            $   -0-           54,375/131,543     $1,636,677/$1,230,592
John C. Kane                     -0-                -0-            -0-/146,975           -0-/2,361,534
Melburn G. Whitmire(1)         375,000          $ 14,697,923      157,333/13,350         7,087,869/-0-
David Bearman                    -0-                -0-           24,052/41,845         767,494/387,526
Daniel P.Finkelman               -0-                -0-             -0-/16,520            -0-/65,313

---------------

(1) Value calculated as the difference between the fair market value of the Common Shares on the date of exercise and the option exercise price.

(2) Value calculated as the difference between the fair market value of the Common Shares on June 30, 1995 and the option exercise price.

SHAREHOLDER PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return of Common Shares with the cumulative total return of the Standard & Poor's Composite -- 500 Stock Index and an index based on a "line of business" peer group of companies (the "Peer Group"). Except as set forth in Note 2 below, the graph assumes in each case an initial investment of $100 as of March 31, 1990 based on the market prices at: (a) the end of each fiscal year through and including March 31, 1993; and (b) June 30, 1994 (the last day of the Company's fiscal year ended 1994); and (c) June 30, 1995 (the last day of the Company's fiscal year ended 1995), with the peer group investment weighted on the basis of market capitalization at the beginning of each such fiscal year and assuming reinvestment of dividends. The companies in the Peer Group are Amerisource Health Corporation, Bergen Brunswig Corporation, Bindley Western Industries, Inc., FoxMeyer Corporation, McKesson Corporation, and Owens & Minor, Inc.

                                                                      Cardinal
Fiscal Year(1)                         S&P 500      Peer Group    Health, Inc.
1990                                    100.00          100.00          100.00
1991                                    107.39          100.27          173.53
1992                                    121.80           99.20          174.55
1993                                    138.40          124.54          166.35
1994                                    139.79          175.59          286.79
1995                                    176.18          321.12          346.60

---------------

(1) On March 1, 1994, the Company changed its fiscal year end from March 31 to June 30. The information presented in the graph and table above for the years 1990 through 1993 is as of March 31, and the same information for the years 1994 and 1995 is as of June 30.

(2) Amerisource Health Corporation ("Amerisource"), which was not included in last year's Peer Group, is included in this year's Peer Group for the months of April, May and June 1995, the only months during which Amerisource's stock has been publicly traded. The addition of Amerisource did not materially affect the Peer Group coordinate on the graph for such three-month period. FoxMeyer Corporation ("FoxMeyer") and National Intergroup, Inc., which were included separately in last year's Peer Group, merged during the Company's fiscal year and, therefore, are included as a single entity in this year's Peer Group. A $76 distribution to shareholders of McKesson Corporation ("McKesson") made in connection with a restructuring has been treated as a cash dividend, reinvested in McKesson shares, for purposes of McKesson's inclusion in this year's Peer Group performance calculations.

EMPLOYMENT AGREEMENTS

     In connection with the Whitmire Merger, Mr. Whitmire entered into an employment agreement with Whitmire, the performance of which was guaranteed by the Company. The employment agreement provides for an employment term of three years commencing February 7, 1994, and payment of a base salary currently at $345,000, such base salary to be reviewed for possible increase at least annually. The agreement also provides for an annual bonus payable in accordance with the bonus plan in which other Company executive officers participate from time to time. The employment agreement provides that Mr. Whitmire will be entitled to participate in group health, life, disability insurance, retirement savings and other employee benefit plans which are substantially equivalent in the aggregate to either (i) Whitmire's group benefit plans in effect at the time of the Whitmire Merger or (ii) the group benefit plans maintained from time to time by the Company in which the other executives of the Company participate. In addition, the employment agreement contains noncompete covenants effective throughout the employment term, and for up to two additional one year periods following the employment term (the "Extension Period"). As consideration for his noncompete covenants, Mr. Whitmire will receive two consecutive annual payments of $600,000 each, with the first such payment to be paid on the 30th day after the earlier of the termination of Mr. Whitmire's employment or February 7, 1999.

COMPENSATION OF DIRECTORS

     The Company's non-employee Directors are paid $2,500 per quarter plus $1,500 for each Board meeting attended in person and $750 for each Board meeting attended telephonically. Non-employee Directors are also entitled to receive $750 for each Committee meeting attended. The Company also reimburses non-employee Directors for out-of-pocket travel expenses incurred in connection with attendance at Board and Committee meetings. Employee Directors do not receive additional compensation in their capacity as a Director.

     Pursuant to the Company's Directors' Stock Option Plan, as amended (the "Directors' Plan"), options to purchase that number of Common Shares having a fair market value of $50,000 on the date of grant are automatically granted on an annual basis to each non-employee Director who has served as such for three consecutive annual meetings. The exercise price of these options is the fair market value of the Common Shares on the date of grant. In addition, options to purchase that number of Common Shares having a fair market value of $100,000 on the date of grant are automatically made to each non-employee Director subsequently added to the Board. The exercise price of these options is the fair market value of Common Shares on the date of grant. All grants under the Directors' Plan vest immediately, are exercisable for ten years from the date of grant, and are subject to adjustment for subsequent stock dividends, splits, and other changes in the Company's capital structure. If a non-employee Director ceases to serve as such, then options previously granted under the Directors' Plan lapse unless exercised within six months (twelve months in the case of a non-employee Director's death) of such cessation. Options granted under the Directors' Plan are treated as "nonqualified options" under the Code. During the fiscal year ended June 30, 1995, Messrs. Gerbig, Havens, Manser, McCoy, and Van Fossen and Dr. Robertson each were granted an option to purchase 1,092 Common Shares under the Directors' Plan. In addition, subsequent to the end of the fiscal year, Mrs. Herzlinger was granted an option to purchase 1,895 Common Shares under the Directors' Plan in accordance with the standard provisions of that Plan. If the new Equity Incentive Plan is adopted by the Company's shareholders, the existing Directors' Plan will be replaced with a similar annual program under the Equity Incentive Plan. In such event, no new options will be granted under the Directors' Plan, although options currently outstanding will continue in accordance with their terms. (See Proposal 2 for a description of the new Equity Incentive Plan, including as it relates to Directors.)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John F. Havens, George R. Manser, and John B. McCoy are the members of the Company's Compensation and Personnel Committee. Mr. McCoy is Chairman and Chief Executive Officer of Banc One Corporation ("Banc One"). Robert D. Walter, Chairman and Chief Executive Officer of the Company, is a director of Banc One. Banc One is the parent corporation of Bank One, Columbus, N.A. ("Bank One, Columbus"), a bank with which the Company conducts business. As of June 30, 1995, the Company had lines of credit totaling $50 million with Bank One, Columbus, however nothing was drawn against such lines at

June 30, 1995. Banc One is also the parent corporation of Bank One, Indianapolis, N.A. ("Bank One, Indianapolis"), which served during the last completed fiscal year as the transfer agent for the Company's Common Shares and which serves as Trustee under the Indentures pertaining to the Company's 8% Notes due 1997 and its 6 1/2% Notes due 2004.

 PROPOSAL 1 -- AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE
                     THE NUMBER OF AUTHORIZED COMMON SHARES

     The Company's Board of Directors has unanimously approved an amendment to
Section 1 of Article Fourth of the Company's Articles of Incorporation to increase the authorized number of Common Shares from sixty million to one hundred million and recommends that the Company's shareholders approve and adopt the amendment. The full text of Section 1 of Article Fourth reflecting this amendment is attached to this Proxy Statement as Exhibit A.

     The additional Common Shares for which authorization is sought would have the same rights and privileges as the Common Shares presently outstanding. Holders of Common Shares have no preemptive rights to subscribe to or for any additional shares of the Company.

     As of September   , 1995,                Common Shares were outstanding,
               were issued and held in treasury, and                Common
Shares were reserved for issuance under stock incentive plans. As of such date, excluding Common Shares already reserved as described above, a balance of authorized Common Shares would have been available for issuance without shareholder action. On August 28, 1995, the Company announced that it had signed a definitive merger agreement with Medicine Shoppe International, Inc. ("Medicine Shoppe"), a franchiser of independent retail pharmacies. If the transaction is consummated, Medicine Shoppe will become a wholly-owned subsidiary of the Company. Under the terms of the transaction, shareholders of Medicine Shoppe will receive a fraction of a Common Share of the Company in exchange for each common share of Medicine Shoppe. The Company will issue approximately 5.990 million to 6.755 million Common Shares in the transaction, but under certain circumstances the Company could issue up to approximately 7.2 million Common Shares in the transaction. The Company has also agreed to convert existing Medicine Shoppe stock options (approximately 170,000 shares) into Company options at the same exchange rate described above. Although the Company has no present plan, agreement or commitment for the issuance of additional Common Shares other than those described above or pursuant to existing or proposed employee benefit plans, the Company's Board of Directors believes that the number of Common Shares available for issuance could be insufficient to meet the future needs of the Company.

     The Company's Board of Directors believes that it is desirable to have additional authorized but unissued Common Shares available for possible future share dividends or splits, employee benefit programs, financing and acquisition transactions, and other general corporate purposes. For example, the Company issued shares pursuant to 25% stock splits in September 1989, September 1990, September 1991 and June 1994; 2,012,500 shares in a registered public offering in March 1991 and 1,866,949 shares in a registered public offering in September 1994; 3,422,521 shares pursuant to the conversion of outstanding debentures in July 1993; and approximately 12,685,695 shares and options to purchase shares in acquisition transactions completed since May 1, 1993. Although there can be no assurance that similar transactions will occur in the future, the Board wishes to have Common Shares available for such purposes if conditions warrant. Like the presently authorized but unissued Common Shares, the additional Common Shares would be available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of the New York Stock Exchange on which the Common Shares are listed or any other stock exchange on which the Company's securities may be listed in the future. The authorization of additional Common Shares will enable the Company as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its shareholders.

     Although a proposal to increase the authorized capital stock of a company may be construed as having an anti-takeover effect, neither the management of the Company nor its Board of Directors views this proposal in that perspective. The proposal has not been prompted by an effort by anyone to gain control of the Company, and the Company is not aware of any such attempt. However, the authorized and unissued Common Shares could be issued for the purpose of discouraging an attempt by another person or entity, through the acquisition of a substantial number of Common Shares, to acquire control of the Company with a view to effecting a merger, sale of the Company's assets, or similar transaction, since the issuance of Common Shares could be used to dilute the share ownership or voting rights of such a person or entity. Further, any of such authorized but unissued Common Shares could be privately placed with purchasers who might support incumbent management, making a change in control of the Company more difficult.

     Under Ohio law and the Company's Articles of Incorporation, the affirmative vote of the holders of a majority of the outstanding Common Shares is required for the approval of the proposal. Broker non-votes and abstentions will have the same effect as votes against the proposal.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THIS PROPOSAL.

   PROPOSAL 2 -- ADOPTION OF THE CARDINAL HEALTH, INC. EQUITY INCENTIVE PLAN

GENERAL

     In 1987, the Company's Board of Directors adopted and the shareholders approved the Cardinal Health, Inc. Stock Incentive Plan (the "1987 Plan"), which was subsequently amended. In 1988, the Company's Board of Directors adopted and the shareholders approved the Cardinal Health, Inc. Directors' Stock Option Plan (the "Directors' Plan"), which was subsequently amended. In August 1995, the Board adopted the Cardinal Health, Inc. Equity Incentive Plan (the "New Plan"), subject to approval of the Company's shareholders, which would replace the 1987 Plan and the Directors' Plan. The full text of the Plan is attached to this Proxy Statement as Exhibit B. The description herein is a summary of the New Plan and is subject to and qualified by the complete text of the New Plan, which is incorporated herein by reference.

     Under the New Plan, awards of options to purchase Common Shares ("Employee Options") may be made to officers and other key employees of the Company or its subsidiaries. The Employee Options may be either incentive options ("Incentive Options") intended to qualify for favorable tax treatment under Section 422 of the Code or nonqualified options ("Nonqualified Options") which do not qualify for such treatment. In addition, awards of options to purchase Common Shares ("Outside Director Options") will be made to non-employee Directors of the Company ("Outside Directors") as specified below. The Outside Director Options are not intended to and do not qualify as incentive stock options under Section 422 of the Code.

     The New Plan also provides for awards of Common Shares which may be subject to certain vesting restrictions ("Restricted Shares") and which may be made to officers and other key employees of the Company or its subsidiaries. The New Plan provisions pertaining to Employee Options, Outside Director Options and Restricted Shares are similar, although not identical, to those in the 1987 Plan and the Directors' Plan. Under the New Plan, certain officers and key employees who also participate in the Company's Management Incentive Plan (the "MIP") may be eligible to receive all or a portion of their annual incentive compensation under the MIP in Incentive Compensation Restricted Shares. Performance Shares and Performance Share Units also may be awarded under the New Plan to certain officers and other key employees, as described below. The 1987 Plan does not provide for Incentive Compensation Restricted Shares, Performance Shares or Performance Share Units.

     Upon approval of the New Plan by the shareholders, no further awards will be made under the Company's 1987 Plan or the Directors' Plan, although awards previously made under such plans will continue in accordance with their terms.
At September   , 1995, approximately             Common Shares remained
available for awards under the 1987 Plan and approximately             Common
Shares remained available for awards under the Directors' Plan. Approximately 300 employees and 8 Outside Directors would be eligible to receive awards under the New Plan. However, no specific grants have been identified to date to be awarded under the New Plan.

     Shareholder approval of the New Plan is being sought (a) to qualify the New Plan as an incentive stock option plan under Section 422 of the Code, (b) in order for Employee Options, Performance Shares and

Performance Share Units to be eligible for exemption from the Dollar Limitation imposed by Section 162(m) of the Code, and (c) in order that the awards to certain executive officers pursuant to the New Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Generally, Section 16(b) provides for forfeiture of any profit realized by certain executive officers from any combination of purchase and sale of Common Shares within a six-month period. Exemption from Section 162(m) and exemption from the application of
Section 16(b) are each conditioned upon obtaining the approval of the New Plan by the shareholders of the Company in addition to certain other conditions which the Company intends to satisfy. In the event that the New Plan is not approved, the 1987 Plan and the Directors' Plan will remain in effect.

SHARES SUBJECT TO THE PLAN

     The aggregate number of Common Shares with respect to which awards may be made under the New Plan is 2,000,000, no more than 50% of which may be awarded in the form of Restricted Shares, Incentive Compensation Restricted Shares, Performance Shares or Performance Share Units. No more than 250,000 Common Shares may be the subject of awards of Stock Options, Performance Shares and Performance Share Units to any single participant during any single fiscal year of the Company. These limitations are subject to appropriate adjustment upon the occurrence of certain events, including stock dividends, stock splits, share combinations, corporate separations or divisions or other capital adjustments. Common Shares which are forfeited pursuant to the terms of awards of Restricted Shares, Incentive Compensation Restricted Shares or Performance Shares will be available for further awards under the New Plan. Similarly, if any Employee Option or Outside Director Option granted under the New Plan expires, terminates or is surrendered or canceled without having been exercised in full, the Common Shares then subject thereto are again available under the New Plan.

ADMINISTRATION OF THE PLAN

     The New Plan will be administered by the members of the Company's Compensation Committee, each of whom must be disinterested as defined in rules interpreting Section 16 of the Exchange Act. Subject to the terms of the New Plan, the Compensation Committee has sole authority to determine and designate persons (other than Outside Directors) to whom awards are to be made under the New Plan (such persons, "Grantees") and the nature and terms of such awards. The Compensation Committee may designate persons other than its members to carry out its responsibilities under such conditions and limitations as it may set, other than its authority to grant awards to persons subject to Section 16.

GRANT OF EMPLOYEE OPTIONS

     Incentive Options and Nonqualified Options awarded under the New Plan are required to have an option exercise price which is not less than 100% of the fair market value of the Common Shares on the date of the award of the option.
(The fair market value per Common Share on September 20, 1995 was $       .) If
the Grantee, at the time an Incentive Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the option exercise price must be not less than 110% of the fair market value of the Common Shares on the date such Incentive Option is granted. The aggregate fair market value (determined on the date of grant) of the Common Shares subject to Incentive Options which become exercisable for the first time by a Grantee in any calendar year may not exceed $100,000.

     The option exercise price and the number of Common Shares subject to Employee Options are subject to appropriate adjustment by the Committee in the event of stock splits, stock dividends, recapitalizations, and certain other events involving a change in the Company's capital. Any adjustments made to the Employee Options will also be made to Outside Director Options. In no event can the exercise price of any Employee Option be decreased to reflect a decrease in the fair market value of the underlying Common Shares.

     Employee Options generally are transferable only with prior written approval of the Committee and only within the restrictions imposed by Section 16(b) of the Exchange Act and Section 422 of the Code, if applicable. The Committee may provide for the transfer, without consideration, of Nonqualified Options to a member of the Grantee's family or to a trust or partnership whose beneficiaries are members of the Grantee's family.

EXERCISE OF EMPLOYEE OPTIONS

     No Employee Option granted under the New Plan may be exercised more than ten years after the date it is granted (or five years in the case of an Incentive Option granted to a Grantee who at the time of grant owns more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary). Generally, payment for Employee Option exercises will be made in cash. However, the Committee may authorize payment to be made by delivery of Common Shares already owned by the Grantee, by delivery of cash on the extension of credit by a broker-dealer, or by a combination of these payment methods.

     If a Grantee ceases to be a full-time employee of the Company or a subsidiary of the Company for any reason (other than death or dismissal for cause), Options held by such Grantee on the date of such cessation of employment which are vested will expire ninety days after such cessation of employment, unless the remaining term of the Option is less than ninety days or unless such ninety-day period is extended by discretion of the Committee. All Options held by a Grantee who is dismissed for cause expire on the date of dismissal. If a Grantee dies, the Grantee's vested Options must be exercised within one year of the date of death and otherwise in accordance with the terms of such Options.

AUTOMATIC GRANT OF OUTSIDE DIRECTOR OPTIONS

     Under the New Plan, (a) each Outside Director first elected or appointed to serve as a Director will, upon such election, automatically be granted Outside Director Options for that number of Common Shares having a fair market value of $100,000 (fair market value being defined as the last sale price of the Common Shares on the date of election or appointment, or, if no sale occurred on that date, on the next previous day on which a sale occurred, as listed on the New York Stock Exchange Composite Tape); and (b) commencing immediately after the adjournment of the Company's annual meeting of shareholders in 1995 and continuing on an annual basis immediately following the adjournment of each annual meeting of shareholders, each Outside Director whose term does not expire at that annual meeting and who has then served as a Director for a consecutive period of time that includes each of the last three annual meetings (including the annual meeting then just adjourned) will automatically be granted additional Outside Director Options for that number of Common Shares having a fair market value of $50,000 (determined as previously described).

     Outside Director Options have an option exercise price equal to the fair market value of the Common Shares on the date of grant, based upon the last sale price of the Common Shares on the date of grant (or, if no sale occurred on that date, on the next previous day on which a sale occurred) as listed on the New York Stock Exchange Composite Tape.

EXERCISE OF OUTSIDE DIRECTOR OPTIONS

     All Outside Director Options will be fully vested on the date of grant. No Outside Director Option may be exercised more than ten years from the date it is granted. Payment for the exercise of Outside Director Options may be made in the same manner as Employee Options (see "Exercise of Employee Options", above). If an Outside Director ceases to be a member of the Company's Board of Directors, the Outside Director's Options must be exercised within six months of such event and otherwise in accordance with the terms of such Outside Director Options. If an Outside Director ceases to be a member of the Company's Board as a result of death, the six month period described above becomes a one-year period. Notwithstanding the foregoing, upon the discharge of any Outside Director for cause, all unexercised Options awarded to such Outside Director will immediately lapse and be of no further force or effect.

RESTRICTED SHARES

     The New Plan provides for awards of Restricted Shares subject to various vesting restrictions imposed by the Committee. In making an award of Restricted Shares, the Committee specifies the number of Restricted Shares to be awarded and the nature and duration of the applicable restrictions. Certificates representing Restricted Shares are held by the Company pending the lapse of such restrictions, provided, however, that no more than 10% of the Common Shares authorized for issuance under the New Plan may be granted in the form of Restricted Shares having a vesting period of less than three years. Each Grantee of Restricted Shares generally has, subject to the restrictions placed on the Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive all dividends thereon. Unless otherwise determined by the Committee at or after grant or termination, if a Grantee's employment by the Company terminates during the restriction period, all Restricted Shares held by that Grantee still subject to restriction will be forfeited by the Grantee.

INCENTIVE COMPENSATION RESTRICTED SHARES

     The Committee may determine to allow certain employees who participate in the Plan and in the Company's MIP to defer all or a portion of the annual incentive compensation ("Incentive Compensation") payable to the employee under the MIP in the form of Incentive Compensation Restricted Shares. Incentive Compensation to be paid out in Incentive Compensation Restricted Shares may be stated as a dollar amount, percentage of total Incentive Compensation, or as a percentage of total Incentive Compensation with a stated maximum dollar amount. Incentive Compensation Restricted Shares will be issued on the same date that cash payouts are made under the MIP based on the fair market value of the Common Shares on the date of issuance. The number of Incentive Compensation Restricted Shares granted to an employee will equal the product of (a) that number of Common Shares having an aggregate fair market value equal to the dollar amount of the annual Incentive Compensation to be received in the form of Incentive Compensation Restricted Shares multiplied by (b) a factor greater than or equal to 1.00, but less than or equal to 1.30, as determined by the Committee.

     If a Grantee's employment with the Company is terminated by reason of death, disability or retirement or by the Company without cause, all of the restrictions applicable to unvested Incentive Compensation Restricted Shares will be waived and all Incentive Compensation Restricted Shares will be immediately vested. If the Grantee's employment is terminated for any other reason, the Incentive Compensation Restricted Shares held by that Grantee will be forfeited as of the date of termination, unless the Committee determines otherwise.

PERFORMANCE SHARES AND PERFORMANCE SHARE UNITS

     In 1993, the Code was amended to include Section 162(m). Section 162(m) disallows a corporation's federal income tax deduction for compensation to an executive who is a "covered employee" (i.e., the CEO or one of the four top-paid other officers) in excess of $1 million during the corporation's fiscal year. The $1 million deduction limitation covers various types of compensation, including cash and stock awards. However, certain types of compensation may be excluded from the $1 million calculation, including certain performance-based compensation. The New Plan provisions governing Performance Shares and Performance Share Units are intended to comply with the guidelines established under Section 162(m) in order to preserve the Section 162(m) exception for such awards.

     Performance Shares and Performance Share Units will be earned based upon the financial performance of the Company or an operating group of the Company during a performance period which will have a duration of at least 1 year in length, but can extend over a number of years. Performance Shares will be paid in the form of Common Shares; Performance Share Units will be paid in the form of Company check.

     For each Performance Period, the Committee will, within such time as required by Section 162(m), establish targets for certain performance measures of the Company (and/or operating group of the Company, if applicable) for the Performance Period ("Performance Goals"). Performance Goals will include achievement of pre-established targets based upon either earnings or return on capital. The extent to which the Performance Goals are satisfied will determine the number of Performance Shares or Performance Share Units, if any, that each Grantee will earn. The Performance Goals may vary for different Performance Periods and need not be the same for each Grantee receiving an award for a Performance Period, however, the maximum amount of compensation, including cash salary and bonus, to be received by any Grantee in any Performance Period will not exceed $6 million. Each Performance Period will be at least one year in length, but may extend over a number of years.

     After the applicable Performance Period, the Committee will certify in writing the extent to which the Performance Goals have been achieved. Subsequently, the number of Performance Shares and/or Performance Share Units, if any, earned by the Grantee over the Performance Period will be determined as a function of the extent to which the Performance Goals for such Performance Period were achieved. If the Performance Goals are not satisfied to the fullest extent, a recipient may earn less than the number of Performance Shares or Performance Share Units originally awarded, or no Performance Shares or Performance Share Units at all. In addition, whether or not the Performance Goals are satisfied to the fullest extent, the Committee may exercise negative discretion to reduce the number of Performance Shares or Performance Share Units to be issued if, in the Committee's discretion, such negative discretion is appropriate in order to act in the best interest of the Company and its shareholders.

     Subject to certain limitations, the Committee may vary the terms and conditions of any Performance Share or Performance Share Unit, without shareholder approval, as applied to any recipient who is not a "covered employee" with respect to the Company as defined in Section 162(m) of the Code. In the event applicable tax laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees, without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval.

     Performance Shares will be issued to each Grantee thereof, and an account documenting Performance Share Units awarded will be established for each Grantee thereof, on the later of such time as the Performance Goals are established or the first day of the applicable Performance Period. The number of Performance Shares and/or Performance Share Units awarded at such time will be calculated based upon the assumption that the Performance Goals for the applicable Performance Period will be satisfied to the fullest extent.

     Once earned, Performance Share Units will be paid in the form of Company check, the amount of which will be the product of the fair market value per Common Share on the last day of the Performance Period and the number of Performance Shares Units earned. The Company will hold all Performance Shares issued to recipients prior to completion of the Performance Period. Participants will be entitled to all dividends and other distributions earned in respect of such, and will be entitled to vote Performance Shares during the period from the initial award date to the final adjustment of the Performance Shares.

     If a Grantee dies or is terminated by the Company without cause during a Performance Period, unless determined otherwise by the Committee, the Grantee or the Grantee's legal representative will receive a pro-rated payout with respect to the Performance Shares or Performance Share Units relating to that Performance Period. The pro-rated payout will be based upon the length of time that the Grantee held the Performance Shares or Performance Share Units during the Performance Period and the progress toward achievement of the established Performance Goals. If a Grantee's employment terminates for any reason other than death or termination by the Company without cause, the Performance Shares or Performance Share Units will be forfeited by the Grantee, except as otherwise determined by the Committee. No Performance Share or Performance Share Unit may be sold or otherwise transferred.

CHANGE IN CONTROL OF THE COMPANY

     If any "change in control" of the Company (as described below) should occur, all Employee Options awarded under the New Plan not previously vested will become fully vested and all restrictions applicable to any Restricted Shares, Incentive Compensation Restricted Shares, Performance Shares and Performance Share Units will lapse and such awards will be fully vested. A change in control of the Company is defined in the New Plan as follows: (a) the acquisition by any individual, entity or group of beneficial ownership of 25% or more of either (i) the then outstanding Common Shares ("Outstanding Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities"); provided, however, that the following acquisitions will not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses, (i), (ii) and (iii) of subsection (c) below;

or (b) individuals who, as of the date of adoption of the New Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% (or such lower percentage as may be determined by the Board of Directors of CAH prior to such Business Combination) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Company voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the business combination (including any ownership that existed in the Company or the company being acquired, if any) and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at that time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination; or (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company. Any compensation income to an executive who is a "covered employee" under Section 162(m) of the Code which results from such vesting would not be exempt from the Dollar Limitation. These provisions of the New Plan may discourage or render more difficult certain merger, tender offer, proxy contest, or other potential takeover proposals.

AMENDMENT AND TERMINATION OF THE PLAN

     The Committee may at any time amend, alter or discontinue the New Plan, provided no such amendment, alteration or discontinuance will affect the rights of a Grantee with respect to prior awards. In addition, shareholder approval is required to amend the New Plan to increase the total number of Common Shares reserved for purposes of the New Plan, change the class of individuals to participate in the New Plan, extend the maximum option period of Employee Options or Outside Director Options, or increase materially the benefits under the New Plan. The Committee may amend the terms of any award theretofore granted (except for Outside Director Options), but no such amendment will impair the rights of any holder without the holder's consent. The New Plan provisions regarding Outside Director Options may not be amended more often than once every six months, except to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or rules thereunder.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the general federal income tax consequences of transactions in Employee Options and Outside Director Options under current law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

     Incentive Stock Options -- Generally, a Grantee will not recognize any taxable income and the Company will not be allowed a tax deduction upon the granting of an Incentive Option. Upon the exercise of an Incentive Option, the Grantee will not realize ordinary taxable income and the Company will not be allowed a tax deduction, as long as the Grantee is an employee of the Company (or of a participating subsidiary) from the time of the grant through the date three months before the Incentive Option was exercised. The basis for the shares so acquired equals the exercise price, and the holding period for the shares begins on the day after the date the shares are received. If Common Shares are issued to a Grantee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such Common Shares is made by such Grantee within two years after the date of grant or within one year after the transfer of such shares to such Grantee, then (a) upon the sale of such Common Shares, a long-term capital gain or loss will be realized in an amount equal to the difference between the option price and the amount realized by the Grantee and (b) no deduction will be allowed to the Company for federal income tax purposes.

     If Common Shares acquired upon the exercise of an Incentive Option are disposed of (including using those Common Shares to pay the exercise price of another Incentive Option or Nonqualified Option) prior to the expiration of either holding period described above, generally (i) the Grantee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares and (ii) the Company will be entitled to deduct any such amount realized if the Company satisfies certain federal withholding or reporting requirements. Any further gain (or loss) realized (i.e., the difference between the amount realized and the fair market value of the shares on the date of exercise, in the case of a gain, or the option price, in the case of a loss) by the Grantee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction for the Company.

     For the purposes of computing a Grantee's income for purposes of the alternative minimum tax, Incentive Options are treated as if they were Nonqualified Options, which may, under certain circumstances, result in an alternative minimum tax liability to the Grantee.

     With respect to the exercise of an Incentive Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the Grantee at that time; the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered and the holding period (except for purposes of the one-year period referred to above) of the Grantee in the Common Shares received will include the Grantee's holding period in the shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, no taxable income will be realized by the Grantee at that time, such excess Common Shares will be considered incentive stock option stock with a zero basis, and the holding period of the Grantee in such shares will begin on the date such shares are transferred to the Grantee. If the Common Shares surrendered were acquired as the result of the exercise of an Incentive Option and the surrender takes place within two years from the date of the option or one year after the transfer of Common Shares to the Grantee, the surrender will result in the realization of ordinary income by the Grantee at that time in the amount of the excess, if any, of the fair market value on the date of exercise of the Common Shares surrendered over the option price of such shares. If any of the Common Shares received are transferred by the Grantee, the Grantee will be treated as having first disposed of the Common Shares with a zero basis.

     Nonqualified Stock Options -- With respect to Nonqualified Options, generally, (a) no income is realized by the Grantee at the time the option is granted, (b) upon exercise of the option, the Grantee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option price paid for the shares, and the Company is entitled to a tax deduction in the amount of ordinary income realized (provided that applicable withholding requirements are satisfied), and (c) upon disposition of the Common Shares received upon the exercise of the option, the Grantee receives, either short-term or long-term capital gain (or loss), depending upon the length of time that the Grantee has held the shares, on the difference between the amount realized and the fair market value of the shares on the date of exercise and no corresponding deduction is available to the Company.

     With respect to the exercise of a Nonqualified Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of Common Shares received does not exceed the number of Common Shares surrendered, no taxable income will be realized by the Grantee at that time, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered, and the holding period of the Grantee in the Common Shares received will include his holding period in the Common

Shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, ordinary income will be realized by the Grantee at the time in the amount of the fair market value of such excess Common Shares, the tax basis of such excess Common Shares will be such fair market value, and the holding period, of the Grantee in such Common Shares will begin on the date such Common Shares are transferred to the Grantee.

     Restricted Shares, Incentive Compensation Restricted Shares, Performance Shares and Performance Share Units -- Generally, a Grantee will not recognize any taxable income, and the Company will not be allowed a tax deduction, upon the grant of Restricted Shares, Incentive Compensation Restricted Shares, Performance Shares or Performance Share Units, unless within 30 days of receipt of the Shares the Grantee makes an election under Section 83(b) of the Code to include in income the fair market value of such Shares (determined without regard to any restrictions other than those which by their terms will never lapse) on the date of the award. If no election is made under Section 83(b), upon the lapsing of restrictions on Restricted Shares, Incentive Compensation Restricted Shares or Performance Shares, the Grantee will recognize ordinary income equal to the fair market value of the shares on the date of such lapse, and the Company is entitled to a deduction in an equal amount, if applicable withholding requirements are satisfied. Upon the payment of cash or the delivery of shares of stock pursuant to Performance Share Units, the Grantee will recognize ordinary income equal to the amount of cash so paid or the fair market value of such shares on the date of such delivery, and the Company is entitled to a deduction in an equal amount, if applicable withholding requirements are satisfied.

     Special Securities and Tax Considerations for Officers, etc. -- The foregoing tax consequences may not be fully applicable for Grantees who are subject to securities law restrictions on their ability to dispose of Common Shares. Moreover, as discussed above, the ability of the Company to take the compensation deductions described above may be limited by Section 162(m) of the Code with respect to Grantees who are "covered employees" within the meaning of
Section 162(m). While the Plan has been designed to enable the Company to preserve such deductions, and is being submitted to shareholders for approval in part to satisfy the requirements for exclusion from the limitations of Section 162(m), there can be no assurance that all such deductions will be allowed, because (i) the plan permits the making of awards that would not satisfy those requirements; (ii) the accelerated vesting of such awards upon a change of control could result in the loss of such deductions; and (iii) Section 162(m) was enacted relatively recently, and final regulations interpreting its provisions (many of which are ambiguous) have not yet been promulgated.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the outstanding Common Shares present or represented at the Annual Meeting is required for the approval of this proposal. Broker non-votes and abstentions will be treated as votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                             SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the Company's 1996 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than June 8, 1996. The Company will not be required to include in its proxy statement a form of proxy or shareholder proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

                       SELECTION OF INDEPENDENT AUDITORS

     On August 15, 1995, the Company's Board of Directors selected Deloitte & Touche LLP to serve as the independent auditors for the Company and its subsidiaries for the fiscal year ending June 30, 1996. The selection of Deloitte & Touche LLP as the auditors for the Company was recommended to the Company's

Board of Directors by the Audit Committee of the Board. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement about the Company's financial condition, if they desire to do so, and to respond to appropriate questions.

                                 OTHER MATTERS

     This solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by Directors, officers and employees of the Company in person or by telephone, telegraph, or other means of communication. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has
retained Morrow & Co., Inc. at an estimated cost of $     , plus reimbursement
of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made by the Company with custodians, nominees, and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the shareholder. In the absence of any such specification, such proxies will be voted: FOR adoption of the amendment to the Company's Articles of Incorporation to increase the number of authorized Common Shares from sixty million to one hundred million; and FOR adoption of the Cardinal Health, Inc. Equity Incentive Plan. With respect to the election of Directors, proxies returned without specifications made by the shareholder will be voted to elect four Directors as set forth under "Election of Directors" above. Although management does not presently anticipate cumulating votes pursuant to proxies it obtains as a result of this solicitation, it reserves the right to cumulate such votes and vote for less than all of the Director nominees named herein.

     The presence of any shareholder at the Annual Meeting will not operate to revoke his proxy. A proxy may be revoked at any time insofar as it has not been exercised by giving written notice to the Company or in open meeting.

     If any other matters shall properly come before the Annual Meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the Annual Meeting.

     By order of the Board of Directors.

                                            GEORGE H. BENNETT, JR., Secretary

October 6, 1995

                                                                       EXHIBIT A

                      AMENDED SECTION 1 TO ARTICLE FOURTH

     FOURTH: Section 1. Authorized Shares. The maximum aggregate number of shares which the corporation is authorized to have outstanding is 105,500,000, consisting of 100,000,000 common shares, without par value ("Class A Common Shares"), 5,000,000 Class B common shares, without par value ("Class B Common Shares") (the Class A Common Shares and the Class B Common Shares are sometimes referred to herein collectively as the "Common Shares"), and 500,000 nonvoting preferred shares, without par value.

                                                                       EXHIBIT B
                            [CARDINAL HEALTH LOGO]

                             EQUITY INCENTIVE PLAN

SECTION 1.  PURPOSE.

     The purpose of the Cardinal Health, Inc. Equity Incentive Plan (the "Plan") is to assist Cardinal Health, Inc. ("CAH") and its subsidiaries (CAH and its subsidiaries, collectively, the "Company") in attracting and retaining capable employees and directors. The Plan provides for long and short term incentives to employees by encouraging and enabling them to participate in the Company's future prosperity and growth. The Plan provides for equity ownership opportunities and appropriate incentives to better match the interests of employees and directors with those of shareholders.

     These objectives will be promoted through the granting to employees of equity-based awards (the "awards") including (i) Incentive Stock Options ("ISOs"), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options which are not intended to so qualify ("NQSOs") (ISOs and NQSOs are referred to together hereinafter as "Stock Options"); (iii) Restricted Shares; (iv) Performance Shares; (v) Performance Share Units and (vi) Incentive Compensation Restricted Shares. Members of CAH's Board of Directors (the "Board") who do not serve as employees of the Company ("Outside Directors") may receive NQSOs from the Plan only as provided herein.

SECTION 2.  ADMINISTRATION.

     The Plan shall be administered by the Compensation and Personnel Committee (the "Committee") of the Board which shall have the power and authority to grant to eligible employees Stock Options, Restricted Shares, Performance Shares, Performance Share Units and Incentive Compensation Restricted Shares. In particular, the Committee shall have the authority to: (i) select employees of the Company as recipients of awards; (ii) determine the number and type of awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any award; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any award granted and any agreements relating thereto; and (vi) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee's sole discretion and shall be final and binding on all persons. Members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Committee may designate persons other than its members to carry out its responsibilities under such conditions and limitations as it may set, other than its authority with regard to awards granted to persons subject to Section 16 of the Exchange Act ("Reporting Persons").

SECTION 3.  ELIGIBILITY.

     Employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or subsidiary in each case as determined by the Committee, are eligible to be granted awards. The participants under the Plan who are not Outside Directors shall be selected from time to time by the Committee, in its sole discretion, from among those eligible. In addition, Outside Directors are eligible to receive NQSOs as set forth in Section 9 ("Outside Director Options"), and may not receive any other awards under this Plan. Members of the Committee are eligible to receive Outside Director Options.

SECTION 4.  SHARES SUBJECT TO PLAN.

     The total number of the Company's common shares, without par value, ("Shares") reserved and available for distribution pursuant to awards hereunder shall be 2,000,000 Shares, no more than 50% of which shall be granted in the form of Restricted Shares, Incentive Compensation Restricted Shares, Performance Shares and Performance Share Units. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. The maximum number of Shares with respect to which Stock Options, Performance Shares and Performance Share Units may be granted to any single participant during any single fiscal year of the Company shall be 250,000 Shares.

     If any Shares that have previously been the subject of a Stock Option cease to be the subject of a Stock Option or Outside Director Option (other than by reason of exercise), or if any such Shares that are subject to any Restricted Share (including any Incentive Compensation Restricted Share) or Performance Share award granted hereunder are forfeited by the holder, or if any such Stock Option or other award otherwise terminates without a payment being made to the participant in the form of Shares, or if any Shares (whether or not restricted) previously distributed under the Plan are returned to the Company in connection with the exercise of an award (including in payment of the exercise price or tax withholding), such Shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any stock dividend, stock split, share combination, corporate separation or division (including, but not limited to, split-up, spin-off, split-off or distribution to CAH shareholders other than a normal cash dividend), or partial or complete liquidation, or any other corporate transaction or event having any effect similar to any of the foregoing, then the aggregate number of Shares reserved for issuance under the Plan, the limitation on the number of Shares available under the Plan for issuance of Restricted Shares, Incentive Compensation Restricted Shares, Performance Shares and Performance Share Units, the limitations on the number of Shares subject to Stock Options or Performance Shares or Performance Share Units granted to any single participant, the number and exercise price of Shares subject to outstanding Stock Options, the purchase price for Restricted Shares, the financial Performance Goals, if any, of the Shares the subject of a Performance Share or Performance Share Unit award, the number of Shares subject to a Performance Share or Performance Share Unit award or granted by a Restricted Share or Incentive Compensation Restricted Share award, and any other characteristics or terms of the awards or Plan limitations as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its discretion. Any such adjustments made to NQSOs shall also be made to Outside Director Options.

     If any recapitalization, reorganization, reclassification, consolidation, merger of CAH or any sale of all or substantially all of CAH's assets to another person or entity or other transaction which is effected in such a way that holders of Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Shares (each an "Organic Change") shall occur, in lieu of the Shares issuable upon exercise of a Stock Option or Outside Director Option or pursuant to any other award under the Plan, the Stock Option or Outside Director Option shall thereafter be exercisable for and other awards shall be issuable in such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for the number of Shares immediately theretofore acquirable pursuant to such award had such Organic Change not taken place (whether or not such Stock Option or Outside Director Option is then exercisable or other awards are then vested) after giving effect to any adjustments otherwise required or permitted under this Plan.

SECTION 5.  STOCK OPTIONS.

     References to Stock Options in this Section 5 shall not apply to Outside Director Options. Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Options granted under the Plan shall be in such form as the Committee may from time to time approve and the provisions of Stock Option awards need not be the same with respect to each optionee. Stock Options granted under the Plan may be either ISOs or NQSOs. The Committee may grant to any optionee ISOs, NQSOs or both types of Stock Options.

     Anything in the Plan to the contrary notwithstanding, without the consent of the optionee(s) affected, no provision of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or to disqualify any ISO under such Section 422.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Stock Option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee and accepted by the optionee. Such agreement shall describe the Stock Options and state that such Stock Options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, nor inconsistent with the Plan, as the Committee may approve.

     (a) Exercise Price. The exercise price per Share issuable upon exercise of a Stock Option shall be no less than the fair market value per share on the date the Stock Option is granted; provided, that if the optionee, at the time an ISO is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of CAH or any subsidiary, the exercise price shall be at least 110% of the fair market value of the Shares subject to the ISO on the date of grant. Fair market value on the date of grant shall be determined by the Committee in good faith.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

     (c) Exercise of Stock Options. Stock Options shall become exercisable at such time or times and subject to such terms and conditions (including, without limitation, installment or cliff exercise provisions) as shall be determined by the Committee. The Committee shall have the authority, in is discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the award of such Stock Options.

     (d) Method of Exercise. Stock Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Payment in full of the exercise price shall be paid in cash, or such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee. If approved by the Committee, payment in full or in part may also be made: (i) by delivering Shares already owned by the optionee having a total fair market value on the date of such delivery equal to the option exercise price; (ii) by the delivery of cash on the extension of credit by a broker-dealer to whom the optionee has submitted a notice of exercise or an irrevocable election to effect such extension of credit; or (iii) by any combination of the foregoing. No Shares shall be transferred until full payment therefor has been made.

     (e) Transferability of Stock Options. Except as otherwise provided hereunder, Stock Options shall be transferable by the optionee only with prior approval of the Committee and only in compliance with the restrictions imposed under Section 16(b) of the Exchange Act, and Section 422 of the Code, if appliable. Any attempted transfer without Committee approval shall be null and void. Unless Committee approval of the transfer shall have been obtained all Stock Options shall be exercisable during the optionee's lifetime only by the optionee or the optionee's legal representative without limiting the generality of the foregoing, the Committee may, in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Stock Option other than any ISO by an optionee to a member of the optionee's family or to a trust or partnership whose beneficiaries are members of the optionee's family. In such case, the Stock Option shall be exercisable only by such transferee. For purposes of this provision, an optionee's "family" shall include the optionee's spouse, children, grandchildren, nieces and nephews.

     (f) Termination by Death. If an optionee's employment by or service to the Company terminates by reason of death, then, unless otherwise determined by the Committee within five days of such death, each Stock Option held by such optionee shall thereafter be exercisable in full and any unvested portion thereof shall immediately vest. Each Stock Option held by such optionee may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     (g) Termination by Reason of Retirement. If an optionee's employment by or service to the Company terminates by reason of retirement, then, unless otherwise determined by the Committee within sixty days of such retirement each Stock Option held by such optionee may thereafter be exercised by the optionee for a period of ninety days (or such other period as the Committee may specify at or after grant or retirement) from the date of such termination of employment or service, or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such ninety day period (or such other period), any unexercised Stock Option held by such optionee shall thereafter be exercisable, in full, for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of retirement, if an ISO is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such ISO shall thereafter be treated as an NQSO. For purposes of the Plan, retirement shall mean voluntary termination of employment by a participant from the Company after attaining age 55 and having at least three years of service with the Company.

     (h) Other Termination of Employment. If an optionee's employment by or service to the Company terminates for any reason other than death or retirement, any Stock Option held by such optionee which has not vested on such date of termination will automatically terminate on the date of such termination. Unless otherwise determined by the Committee at or after grant or termination, the optionee will have ninety days (or such other period as the Committee may specify at or after grant or termination) from the date of termination to exercise any and all Stock Options that are then exercisable on the date of termination; provided, however, that if the termination was for Cause, any and all Stock Options held by that optionee may be immediately canceled by the Committee. For purposes of the Plan, "Cause" means on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any subsidiary, or the intentional and repeated violation of the written policies or procedures of the Company.

     (i) Effect of Termination of Optionee on Transferee. Except as otherwise permitted by the Committee in its absolute discretion, no Stock Option held by a transferee of an optionee pursuant to the second sentence of Section 5(e) shall remain exercisable for any period of time longer than would otherwise be permitted under Sections 5(f), 5(g) or 5(h) without specification of other periods by the Committee as provided in those Sections.

     (j) ISO Limitations. To the extent required for "incentive stock option" status under Section 422 of the Code, the aggregate fair market value (determined as of the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of the Company and its affiliates, shall not exceed $100,000.

SECTION 6.  RESTRICTED SHARES.

     Restricted Shares may be granted alone or in addition to other awards granted under the Plan. Any Restricted Shares granted under the Plan shall be subject to the following restrictions and conditions, and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. The provisions of Restricted Shares awards need not be the same with respect to each recipient.

     (a) Price. The purchase price for Restricted Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price, if any, shall be made in cash, or such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee. If approved by the Committee, payment in full or part may also be made: (i) by delivering Shares already owned by the grantee having a total fair market value on the date of such delivery equal to the Restricted Share price; (ii) by the delivery of cash on the extension of credit by a broker-dealer or an irrevocable election to effect such extension of credit; or (iii) by any combination of the foregoing.

     (b) Restricted Share Award Agreement. Each Restricted Share grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee. Such Restricted Share Award Agreement shall describe the Restricted Shares and state that such Restricted Shares are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Committee may approve. At the time the Restricted Shares are awarded, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company upon occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Restricted Share Award Agreement. Awards of Restricted Shares must be accepted by a grantee thereof within a period of 30 days (or such other period as the Committee may specify at grant) after the award date by executing the Restricted Share Award Agreement and paying the price, if any, required under Section 6(a).

     The prospective recipient of a Restricted Shares award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

     (c) Share Restrictions. Subject to the provisions of this Plan and the applicable Restricted Share Award Agreement, during a period set by the Committee commencing with the date of such award and ending on such date as determined by the Committee at grant (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Shares awarded under the Plan. In no event shall more than 10% of the Shares authorized for issuance under this Plan (as adjusted as provided in Section 4) be granted in the form of Restricted Shares having a restriction period of less than 3 years. The Committee shall have the authority, in its absolute discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares or to remove any or all restrictions after the grant of such Restricted Shares, provided, however, that such discretion shall be exercised subject to the limitations set forth in the preceding sentence, excluding discretion exercised in connection with a Grantee's termination of employment from the Company. Unless otherwise determined by the Committee at or after grant or termination, if a participant's employment by or service to the Company terminates during the Restriction Period, all Restricted Shares held by such participant still subject to restriction shall be forfeited by the participant.

     (d) Stock Certificate and Legends. Each participant receiving a Restricted Share award shall be issued a stock certificate in respect of such Restricted Shares. Such certificate shall be registered in the name of such participant. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares award, the participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such award.

     (e) Shareholder Rights. Except as provided in this Section 6, the recipient shall have, with respect to the Restricted Shares covered by any award, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends or other distributions, with respect to the Shares, but subject, however, to those restrictions placed on such Shares pursuant to this Plan and as specified by the Committee in the Restricted Share Award Agreement.

     (f) Expiration of Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant.

SECTION 7.  PERFORMANCE SHARES AND PERFORMANCE SHARE UNITS.

     Subject to the terms and conditions described herein, Performance Shares and Performance Share Units may be granted to eligible participants at any time and from time to time as determined by the Committee.

     (a) Price. The purchase price for Performance Shares and Performance Share Units shall be zero unless otherwise specified by the Committee.

     (b) Performance Share Agreement. Subject to the provisions of this Plan, all the terms and conditions of an award of Performance Shares or Performance Share Units shall be determined by the Committee in its discretion. Each Performance Share and Performance Share Unit shall be evidenced by an agreement executed by the recipient of the Performance Share or Performance Share Unit and on behalf of the Company by an officer designated by the Committee. Such Performance Share or Performance Share Unit Award Agreement shall describe the Performance Share or Performance Share Unit and state that such Performance Share or Performance Share Unit is subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. Award of Performance Shares and Performance Share Units must be accepted by a grantee thereof within a period of 60 days (or such other period as the Committee may specify at grant) after the award date by executing the Performance Share or Performance Share Unit Award Agreement, and paying the price, if any, as required under Section 7(a).

     (c) Performance Periods. Any time period (the "Performance Period") relating to a Performance Share or Performance Share Unit award shall be at least one year in length. No more than two Performance Periods may begin in any one fiscal year of the Company.

     (d) Performance Goals. Performance Shares and Performance Share Units shall be earned based upon the financial performance of the Company or an operating group of the Company during a Performance Period. As to each Performance Period, within such time as established by Section 162(m) of the Code, the Committee will establish in writing targets for one of the following performance measures of the Company (and/or an operating group of the Company, if applicable) over the Performance Period ("Performance Goals"): (i) earnings,
(ii)return on capital, or (iii) any Performance Goal approved by the shareholders of the Company in accordance with Section 162(m) of the Code. The Performance Goals, depending on the extent to which they are satisfied, will determine the number of Performance Shares or Performance Share Units, if any, that will be earned by each participant. Attainment of the Performance Goals will be calculated from the consolidated financial statements of the Company but shall exclude (i) the effects of changes in federal income tax rates, (ii) the effects of unusual, non-recurring and extraordinary items as defined by Generally Accepted Accounting Principles ("GAAP"), and (iii) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each participant receiving an award for a Performance Period. The Committee may, in its absolute discretion, subject to the limitations of Section 11, vary the terms and conditions of any Performance Share or Performance Share Unit award, including, without limitation, the Performance Period and Performance Goals, without shareholder approval, as applied to any recipient who is not a "covered employee" with respect to the Company as defined in Section 162(m) of the Code. In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

     (e) Earning of Performance Shares. Performance Shares shall be issued to each recipient thereof on the later of such time as the Performance Goals are established or the first day of the applicable Performance Period. The number of Performance Shares awarded at such time shall be calculated based upon the assumption that the Performance Goals for the applicable Performance Period will be satisfied to the fullest extent. The Company, or its designated agent, shall hold all Performance Shares issued to recipients prior to completion of the Performance Period. Participants shall be entitled to all dividends and other distributions earned in respect of such Performance Shares and shall be entitled to vote such Performance Shares during the period from the initial award date to the final adjustment of the Performance Shares. After the applicable Performance Period shall have ended, the Committee shall certify in writing the extent to which the established Performance Goals have been achieved. Subsequently, the number of Performance Shares, if any, earned by the recipient over the Performance Period shall be determined as a function of the extent to which the Performance Goals for such Performance Period were achieved. If the Performance Goals are not satisfied to the fullest extent, a recipient may earn less than the number of Performance Shares originally awarded, or no Performance Shares at all. In addition, whether or not the Performance Goals are satisfied to the fullest extent, the Committee may exercise negative discretion to reduce the number of Performance Shares or Performance Share Units to be issued if, in the Committee's sole judgment, such negative discretion is appropriate in order to act in the best interest of the Company and its shareholders. The factors to be taken into account by the Committee when exercising negative discretion include, but are not limited to, the achievement of measurable individual performance objectives established by the Committee and communicated to the participant no later than the ninetieth day of the Performance Period, and competitive pay practices. Performance Shares shall be paid in the form of Shares. Unrestricted certificates representing such number of Shares as equals the number of Performance Shares earned under the award shall be delivered to the participant as soon as practicable after the end of the applicable Performance Period.

     (f) Earning of Performance Share Units. An account documenting Performance Share Units awarded shall be established for each recipient thereof on the later of such time as the Performance Goals are established or the first day of the applicable Performance Period. The number of Performance Share Units credited to a recipient's account at such time shall be calculated based upon the assumption that the Performance Goals for the applicable Performance Period will be satisfied to the fullest extent. After the applicable Performance Period shall have ended, the Committee shall certify in writing the extent to which the established Performance Goals have been achieved. Subsequently, the number of Performance Share Units, if any, earned by the recipient over the Performance Period shall be determined as a function of the extent to which the Performance Goals for such Performance Period were achieved, adjusted, if applicable, in accordance with the negative discretion of the Committee. A recipient may earn less than the number of Performance Share Units originally awarded, or no Performance Share Units at all. Performance Share Units shall be paid in the form of Company check, the amount of which shall be calculated by multiplying the fair market value per Share on the last day of the Performance Period by the number of Performance Share Units, as adjusted pursuant to the last paragraph of
Section 4.

     (g) Termination of Employment or Service Due to Death or at the Request of the Company Without Cause. In the event the employment by or service of a participant is terminated by reason of death, or by the Company without Cause during a Performance Period, unless determined otherwise by the Committee, the participant or his legal representative, as applicable, shall receive a prorated payout with respect to the Performance Shares and Performance Share Units relating to such Performance Period. The prorated payout shall be based upon the length of time that the participant held the Performance Shares or Performance Share Units during the Performance Period and the progress toward achievement of the established Performance Goals. Distribution of earned Performance Shares and Performance Share Units, if any, shall be made at the same time payments are made to participants who did not terminate employment during the applicable Performance Period.

     (h) Termination of Employment or Service for Other Reasons. In the event that a participant's employment or service terminates for any reason other than those reasons set forth in paragraph (g) of this Section 7, all Performance Shares and Performance Share Units shall be forfeited by the participant to the Company, except as otherwise determined by the Committee.

     (i) Nontransferability. Except as otherwise provided herein, no Performance Share or Performance Share Unit may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Further, a participant's rights under the Plan shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

SECTION 8.  INCENTIVE COMPENSATION RESTRICTED SHARES.

     Each employee participating in this Plan who also participates in the Company's Management Incentive Plan (the "Incentive Compensation Plan") may be eligible, in the Committee's sole discretion, to elect to receive all or a portion of the annual incentive compensation ("Incentive Compensation") payable to the employee under the Incentive Compensation Plan in the form of Incentive Compensation Restricted Shares. To elect the payout of all or a portion of annual Incentive Compensation in Incentive Compensation Restricted Shares, an employee must complete and submit to the Committee an Incentive Compensation Restricted Shares Election Form after the Committee has determined the factor set forth in Section 8(c)(B) and the vesting schedule of the Incentive Compensation Restricted Shares, but in any event, prior to the date established by the Committee for election of such deferral. The Incentive Compensation Restricted Shares Election Form will not be effective until accepted by the Committee. The Incentive Compensation Restricted Shares shall be evidenced by an Incentive Compensation Restricted Shares Agreement executed on behalf of the Company by an officer designated by the Committee and accepted by the employee. Such agreement shall describe the Incentive Compensation Restricted Shares and state that such Incentive Compensation Restricted Shares are subject to all terms and provisions, not inconsistent with the Plan, as the Committee may approve. Terms and conditions of Incentive Compensation Restricted Shares shall include the following:

     (a) Deferral Election. Within such limits as the Committee may establish, any portion of annual Incentive Compensation can be elected for payout in Incentive Compensation Restricted Shares, in a dollar amount or as a percentage of total Incentive Compensation, or as a percentage of total Incentive Compensation with a stated maximum dollar amount.

     (b) Issuance of Incentive Compensation Restricted Shares. Incentive Compensation Restricted Shares will be issued on the same date that cash payouts are made under the Incentive Compensation Plan, based on the fair market value of the Shares on the date of the issuance.

     (c) Number of Shares. The number of Incentive Compensation Restricted Shares granted to an employee will equal the product of (A) that number of Shares as have an aggregate fair market value equal to the dollar amount of the annual Incentive Compensation to be received in the form of Incentive Compensation Restricted Shares multiplied by (B) a factor greater than or equal to 1.00, but less than or equal to 1.30, as determined by the Committee prior to the date established by the Committee for the deferral election to be made.

     (d) Termination of Employment Due to Death, Disability or Retirement or at the Request of the Company Without Cause. If the employee's employment is terminated by reason of death, disability or retirement or by the Company without Cause, all of the restrictions applicable to unvested Incentive Compensation Restricted Shares shall be waived and all Incentive Compensation Restricted Shares shall be immediately vested. If the employee's employment is terminated for any other reason, the Incentive Compensation Restricted Shares held by that employee will be forfeited as of the date of such termination; provided, however, that the Committee may, in its sole discretion, provide that such Incentive Compensation Restriction Shares will not so terminate. In such event, such Incentive Compensation Restricted Shares will vest in accordance with the vesting schedule set forth in the Incentive Compensation Restricted Shares Agreement or on such accelerated basis as the Committee may determine at or after grant or termination of employment.

     (e) Application of Section 6.  Except to the extent inconsistent with this
Section 8, the provisions of Section 6 and all other provisions of the Plan pertaining to Restricted Shares shall be applicable to Incentive Compensation Restricted Shares.

SECTION 9.  OUTSIDE DIRECTOR OPTIONS.

     (a) Administration. Outside Directors shall be eligible to participate in the Plan only as expressly set forth in this Section 9. The Committee shall have no power to determine which Outside Directors will receive Outside Director Options, the amount of such Outside Director Options, or the terms of such Outside Director

Options to the extent provided in subsections (b) through (i) below. None of the provisions of Section 5 applicable to Stock Options shall be applicable to Outside Director Options.

     (b) Eligibility and Grant. Outside Director Options shall be NQSOs. All Outside Director Options shall be evidenced by a written agreement, which shall be dated as of the date on which an Outside Director Option is granted, signed by an officer of the Company authorized by the Committee, and signed by the Outside Director. Such agreement shall describe the Outside Director Options and state that such Outside Director Options are subject to all terms and provisions of the Plan.

     (c) Vesting. All Outside Director Options shall be fully vested on the date of grant.

     (d) Number of Shares. Each individual first elected or appointed to serve as a director of the Company at or after adjournment of the Company's annual meeting of shareholders (an "Annual Meeting") in 1995 who is an Outside Director shall, upon such election or appointment, automatically be granted options for that number of Shares having a fair market value of $100,000. In addition, commencing immediately after the adjournment of the Annual Meeting in 1995 and continuing on an annual basis, immediately following the adjournment of each succeeding Annual Meeting thereafter during the term of this Plan each Outside Director whose term did not expire at that Annual Meeting and who has then served as a director of the Company for a consecutive period of time which includes each of the last three Annual Meetings (i.e., including the Annual Meeting then just adjourned) shall automatically be granted additional Outside Director Options for that number of Shares having a fair market value of $50,000. For purposes of this Section 9, fair market value means the closing price of the Shares on the New York Stock Exchange Composite Tape (the "NYSE Composite Tape") or, if no sale of Shares occurs on such date, the closing price of the Shares on the next preceding date on which there was a sale of Shares on the NYSE Composite Tape

     (e) Exercise Price. The exercise price per Share purchasable under an Outside Director Option shall be equal to the fair market value on the date the Outside Director Option is granted. For purposes of this Section 9(e), fair market value shall mean the last sale price of the Shares on the date of grant (or, if no sale shall have occurred on such date, on the next previous day on which a sale occurred) as listed on the NYSE Composite Tape.

     (f) Maximum Term. Each Outside Director Option shall be exercisable for ten years from the date of grant; provided, however, that in the event an Outside Director's service to the Company is terminated for Cause, each Outside Director Option held by that Outside Director on the date of termination shall be canceled effective as of such termination date.

     (g) Transferability of Outside Director Options. Outside Director Options shall be transferable to the maximum extent permissible under Rule 16b-3, as amended from time to time.

     (h) Method of Exercise. Outside Director Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased. No Shares shall be transferred until full payment therefor has been made. Payment for exercise of an Outside Director Option may be made (i) in cash, (ii) by delivery of Shares already owned by the Outside Director, (iii) by delivery of cash on the extension of credit by a broker-dealer to whom the Outside Director has submitted a notice of exercise or an irrevocable election to effect such extension of credit, or (iv) by any combination of the foregoing.

     (i) Termination of Option. Except as otherwise provided herein, if an Outside Director ceases to be a member of the Board for any reason, then all Outside Director Options or any unexercised portion of such Outside Director Options which otherwise are exercisable shall terminate unless such Outside Director Options are exercised within six months after the date such Outside Director ceases to be a member of the Board (but in no event after expiration of the original term of such Outside Director Options); provided that if such Outside Director ceases to be a member of the Board by reason of such Outside Director's death, the six-month period shall instead be a one-year period.

     (j) Applicability of Other Provisions to Outside Director Options. Except for Section 5 and except to the extent inconsistent with the provisions of this
Section 9, all other terms applicable to Stock Options set forth in other sections of this Plan are applicable to Outside Director Options.

SECTION 10.  CHANGE OF CONTROL PROVISIONS.

     (a) Impact of Event.  In the event of a "Change of Control" as defined in
Section 10(b), the following acceleration and valuation provisions shall apply:

          (i) On the date that such Change of Control is determined to have occurred, any or all Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested;

          (ii) The restrictions applicable to any or all Restricted Shares, Incentive Compensation Restricted Shares, Performance Shares and Performance Share Units shall lapse and such shares and awards shall be fully vested.

     (b) Definition of "Change of Control". For purposes of Section 10(a), a "Change of Control" shall mean:

     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding common shares of CAH (the "Outstanding CAH Common Shares") or (y) the combined voting power of the then outstanding voting securities of CAH entitled to vote generally in the election of directors (the "Outstanding CAH Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from CAH, (B) any acquisition by CAH, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by CAH or any corporation controlled by CAH or
(D) any acquisition by any corporation pursuant to a transaction which complies with clauses (x), (y) and (z) of subsection (iii) of this Section 10(b); or

     (ii) individuals who, as of the Effective Date of this Plan, constitute the Board of CAH (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of CAH; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by CAH's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) approval by the shareholders of CAH of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of CAH or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding CAH Common Shares and Outstanding CAH Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% (or such lower percentage as may be determined by the Board of Directors of CAH prior to such Business Combination) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns CAH or all or substantially all of CAH's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding CAH Common Shares and Outstanding CAH Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of CAH or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the

Company or the company being acquired, if any) and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) approval by the shareholders of CAH of a complete liquidation or dissolution of CAH.

SECTION 11.  AMENDMENTS AND TERMINATION.

     The Board may amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee, participant or transferee pursuant to Section 5(e) under any award theretofore granted, without the optionee's, participant's or transferee's consent, or which, without the approval of CAH's shareholders, would:

     (a) except as expressly provided in the Plan, increase the total number of Shares reserved for purposes of the Plan;

     (b) change the class of individuals eligible to participate in the Plan;

     (c) extend the maximum option period of Stock Options or Outside Director Options;

     (d) increase materially the benefits under the Plan.

     The Committee may amend the terms of any award theretofore granted (except an Outside Director Option), prospectively or retroactively; provided no such amendment shall impair the rights of any holder without the holder's consent; provided, further, no Stock Option may be amended so as to decrease the exercise price of such Stock Option to reflect a decrease in the fair market value of the underlying stock.

     The provisions regarding Outside Director Options pursuant to Section 9 above shall not in any case be amended more often than once in any six-month period other than to comply with changes in the Code or ERISA, or the rules thereunder.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.

SECTION 12.  UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a participant, optionee or transferee, nothing contained herein shall give any such participant, optionee or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

SECTION 13.  GENERAL PROVISIONS.

     (a) Share Transfer and Distribution. The Committee may require each person purchasing Shares pursuant to a Stock Option, Outside Director Option, Performance Share, Restricted Share or Incentive Compensation Restricted Share award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the Shares without a view to the distribution thereof. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

     The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other Securities under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

     (b) Additional Arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees, consultants or Outside Directors.

     (c) No Right to Award or Employment. No person shall have any claim or right to be granted an award under this Plan and the grant of an award shall not confer upon any participant any right to be retained as an employee or director of CAH or any subsidiary, nor shall it interfere in any way with the right of CAH or any subsidiary to terminate the employment or service as a director of any of the Plan's participants at any time.

     (d) Tax Withholding. The Company shall have the right to require the grantee of Restricted Shares, Incentive Compensation Restricted Shares, Performance Shares or Performance Share Units or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares or, in lieu thereof, to retain, or sell without notice, a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Restricted Shares, Incentive Compensation Restricted Shares, and Performance Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

     The Company shall also have the right to require an optionee to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the optionee of Shares pursuant to the exercise of a Stock Option, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be withheld.

     (e) Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

     (f) Laws Governing. The Plan and all awards made and action taken thereunder shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent superseded by federal law.

     (g) Government Regulation. Notwithstanding any provisions of the Plan or any agreement made pursuant to the Plan, the Company's obligations under the Plan and such agreement shall be subject to all applicable laws, rules and regulations and to such approvals as may be required by any governmental or regulatory agencies.

SECTION 14.  EFFECTIVE DATE OF PLAN.

     The Plan shall be effective on the date (the "Effective Date") it is approved by the shareholders of CAH. No grants shall be made under this Plan prior to the Effective Date.

SECTION 15.  TERM OF PLAN.

     No award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date of the Plan, but awards granted prior to such tenth anniversary may extend beyond that date.

SECTION 16.  INDEMNIFICATION.

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award granted under the Plan. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under or in connection with this Plan or any award granted under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him, except a judgment based upon a finding of bad faith, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, contained in any indemnification agreements, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

SECTION 17.  SAVINGS CLAUSE.

     In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed so as to foster the intent of this Plan.

     This Plan is intended to comply in all respects with applicable law and regulation, including Code Section 422 and, with respect to Reporting Persons, Rule 16b-3. In case any one or more of the provisions of this Plan shall be held to violate or be unenforceable in any respect under Code Section 422 or Rule 16b-3, then to the extent permissible by law, any provision which could be deemed to violate or be unenforceable under Code Section 422 or Rule 16b-3 shall first be construed, interpreted, or revised retroactively to permit the Plan to be in compliance with Code Section 422 and Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are Reporting Persons or covered employees as defined under Code Section 162(m) without so restricting, limiting or conditioning this Plan with respect to other participants.

CARDINAL HEALTH, INC.                                                                                                         PROXY
655 METRO PLACE SOUTH, SUITE 925
DUBLIN, OHIO  43017                                                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Robert D. Walter and George H. Bennett, Jr., and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all the common shares, without par value, of Cardinal
Health, Inc. held of record by the undersigned on September 29, 1995, at the annual meeting of shareholders to be held on November
14, 1995, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

1. [ ] WITH or [ ] WITHOUT authority to vote (except as marked to the contrary below) for the election of each of the nominees listed below:

                                Robert L. Gerbig, George R. Manser, Jerry E. Robertson, Melburn G. Whitmire

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

___________________________________________________________________________________________________________________________________

2. [ ] FOR or [ ] AGAINST or [ ] ABSTAIN - Proposal to amend the Articles of Incorporation of Cardinal Health, Inc. to increase the authorized number of common shares, without par value.

3. [ ] FOR or [ ] AGAINST or [ ] ABSTAIN -- Proposal to adopt the Cardinal Health, Inc. Equity Incentive Plan

4. In their discretion, to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER.  IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE
VOTED TO ELECT THE NOMINEES DESCRIBED IN ITEM 1 ABOVE, FOR PROPOSALS 2 AND 3, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS
THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement is hereby acknowledged.

                                                                          Dated_____________________________________ ,1995
                                                                               ___________________________________________
                                                                               ___________________________________________
                                                                               ___________________________________________
                                                                                     Signature(s) of Shareholders(s)

                                                                               Please sign as your name appears hereon.  If shares
                                                                               are held jointly, all holders must sign.  When
                                                                               signing as attorney, executor, administrator,
                                                                               trustee or guardian, please give your full title.
                                                                               If a corporation, please sign in full corporate
                                                                               name by president or other authorized officer.
                                                                               If a partnership, please sign in partnership name
                                                                               by authorized person, indicating where proper,
                                                                               offical position or representative capacity.
